EXECUTION COPY



                                 $250,000,000.00

                            FACILITY B LOAN AGREEMENT

                                       FOR

                        364-DAY REVOLVING CREDIT FACILITY

            AMONG VANGUARD CELLULAR FINANCIAL CORP. (THE "BORROWER");

       THE FINANCIAL INSTITUTIONS PARTY HERETO AS LENDERS (THE "LENDERS");

            THE BANK OF NEW YORK AND THE TORONTO-DOMINION BANK AS CO-
             ADMINISTRATIVE AGENTS (THE "CO-ADMINISTRATIVE AGENTS");

          THE BANK OF NEW YORK AS FUNDING AGENT (THE "FUNDING AGENT");

             THE TORONTO-DOMINION BANK AS DOCUMENTATION/REVIEW AGENT
                          (THE "DOCUMENTATION AGENT");

        NATIONSBANK OF TEXAS, N.A. AS SYNDICATION AGENT (THE "SYNDICATION
                                     AGENT")

                       AND TORONTO DOMINION (TEXAS), INC.
                  AS COLLATERAL AGENT (THE "COLLATERAL AGENT")


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


                                TABLE OF CONTENTS

                                                                                                               Page

ARTICLE 1             DEFINITIONS.................................................................................1
         Section 1.1  Defined Terms...............................................................................1
         Section 1.2  Interpretation.............................................................................19
         Section 1.3  Cross Reference............................................................................20

ARTICLE 2             LOANS......................................................................................20
         Section 2.1  The Loans..................................................................................20
         Section 2.2  Manner of Borrowing and Disbursement.......................................................20
         Section 2.3  Interest...................................................................................23
         Section 2.4  Scheduled Facility B Loan Repayments.......................................................24
         Section 2.5  Fees.......................................................................................26
         Section 2.6  Optional Prepayments; Facility B Commitment Reduction......................................26
         Section 2.7  Mandatory Prepayments......................................................................27
         Section 2.8  Notes; Loan Accounts.......................................................................27
         Section 2.9  Manner of Payment..........................................................................28
         Section 2.10 Reimbursement..............................................................................29
         Section 2.11 Pro Rata Treatment.........................................................................29
         Section 2.12 Capital Adequacy...........................................................................30
         Section 2.13 Lender Tax Forms...........................................................................30
         Section 2.14 Extension of the Facility B Maturity Date..................................................31
         Section 2.15 Conversions of Facility B Loans to Term Loans..............................................31

ARTICLE 3             CONDITIONS PRECEDENT.......................................................................32
         Section 3.1  Conditions Precedent to Effectiveness......................................................32
         Section 3.2  Conditions Precedent to Each Advance.......................................................34

ARTICLE 4             REPRESENTATIONS AND WARRANTIES.............................................................35
         Section 4.1  Representations and Warranties.............................................................35
         Section 4.2  Survival of Representations and Warranties, etc............................................41

ARTICLE 5             GENERAL COVENANTS..........................................................................41
         Section 5.1  Preservation of Existence and Similar Matters..............................................41
         Section 5.2  Business Compliance with Applicable Law....................................................41
         Section 5.3  Maintenance of Properties..................................................................41
         Section 5.4  Accounting Methods and Financial Records...................................................42
         Section 5.5  Insurance..................................................................................42
         Section 5.6  Payment of Taxes and Claims................................................................42
         Section 5.7  Visits and Inspections.....................................................................43
         Section 5.8  Payment of Indebtedness; Loans.............................................................43
         Section 5.9  Use of Proceeds............................................................................43
         Section 5.10 Payment of Wages...........................................................................43
         Section 5.11 Indemnity..................................................................................43
         Section 5.12 Interest Rate Hedging......................................................................44

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

ARTICLE 6             INFORMATION COVENANTS......................................................................44
         Section 6.1  Quarterly Financial Statements and Information.............................................44
         Section 6.2  Annual Financial Statements and Information................................................45
         Section 6.3  Performance Certificates...................................................................45
         Section 6.4  Copies of Other Reports....................................................................46
         Section 6.5  Notice of Litigation and Other Matters.....................................................46

ARTICLE 7             NEGATIVE COVENANTS.........................................................................48
         Section 7.1  Indebtedness of the Borrower and its Subsidiaries..........................................48
         Section 7.2  Limitation on Liens........................................................................49
         Section 7.3  Amendment and Waiver.......................................................................49
         Section 7.4  Liquidation, Merger, or Disposition of Assets..............................................50
         Section 7.5  Limitation on Guaranties...................................................................51
         Section 7.6  Investments and Acquisitions...............................................................51
         Section 7.7  Restricted Payments and Purchases..........................................................52
         Section 7.8  Interest Coverage Ratio....................................................................52
         Section 7.9  Fixed Charge Ratio.........................................................................53
         Section 7.10 Leverage Ratio.............................................................................53
         Section 7.11 Pro Forma Debt Service Ratio...............................................................53
         Section 7.12 Affiliate Transactions.....................................................................53
         Section 7.13 Real Estate................................................................................53
         Section 7.14 ERISA Liabilities..........................................................................54
         Section 7.15 Unrestricted Subsidiaries..................................................................54
         Section 7.16 The VCS Subsidiary.........................................................................54
         Section 7.17 Limitation on Upstream Dividends by Subsidiaries...........................................55

ARTICLE 8             DEFAULT....................................................................................55
         Section 8.1  Events of Default..........................................................................55
         Section 8.2  Remedies...................................................................................58
         Section 8.3  Payments Subsequent to Declaration of Event of Default.....................................60

ARTICLE 9             THE AGENTS.................................................................................60
         Section 9.1  Appointment and Authorization..............................................................60
         Section 9.2  Interest Holders...........................................................................60
         Section 9.3  Consultation with Counsel..................................................................61
         Section 9.4  Documents..................................................................................61
         Section 9.4  Agents and Affiliates......................................................................61
         Section 9.6  Responsibility of the Co-Administrative Agents, the Funding Agent, the
                      Documentation Agent, the Syndication Agent and the Collateral Agent........................61
         Section 9.7  Collateral Agent...........................................................................61
         Section 9.8  Action by Co-Administrative Agents, the Funding Agent, the Documentation Agent, the
                      Syndication Agent and the Collateral Agent.................................................62
         Section 9.9  Notice of Default..........................................................................62
         Section 9.10 Responsibility Disclaimed..................................................................63

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

         Section 9.11 Indemnification............................................................................63
         Section 9.12 Credit Decision............................................................................63
         Section 9.13 Successor Funding Agent, Documentation Agent, Co-Administrative Agent, Syndication
                      Agent and Collateral Agent.................................................................64
         Section 9.14 Delegation of Duties.......................................................................65

ARTICLE 10            CHANGE IN CIRCUMSTANCES AFFECTING EURODOLLAR ADVANCES......................................65
         Section 10.1 Eurodollar Basis Determination Inadequate..................................................65
         Section 10.2 Illegality.................................................................................65
         Section 10.3 Increased Costs............................................................................65
         Section 10.4 Effect on Other Advances...................................................................67
         Section 10.5 Claims for Increased Costs and Taxes.......................................................67

ARTICLE 11            MISCELLANEOUS..............................................................................68
         Section 11.1 Notices ...................................................................................68
         Section 11.2 Expenses ..................................................................................69
         Section 11.3 Waivers ...................................................................................70
         Section 11.4 Set-Off ...................................................................................70
         Section 11.5 Assignment.................................................................................71
         Section 11.6 Accounting Principles......................................................................72
         Section 11.7 Counterparts...............................................................................72
         Section 11.8 Governing Law..............................................................................72
         Section 11.9 Severability...............................................................................73
         Section 11.10 Interest..................................................................................73
         Section 11.11 Table of Contents and Headings............................................................73
         Section 11.12 Amendment and Waiver......................................................................73
         Section 11.13 Entire Agreement..........................................................................74
         Section 11.14 Other Relationships.......................................................................74
         Section 11.15 Directly or Indirectly....................................................................75
         Section 11.16 Reliance on and Survival of Various Provisions............................................75
         Section 11.17 Senior Debt...............................................................................75
         Section 11.18 Obligations Several.......................................................................75
         Section 11.19 Confidentiality...........................................................................75

ARTICLE 12            WAIVER OF JURY TRIAL.......................................................................76
         Section 12.1 Waiver of Jury Trial.......................................................................76


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


                                    EXHIBITS

         Exhibit A         -     Form of Borrower Pledge Agreement
         Exhibit B         -     Form of Certificate of Financial Condition
         Exhibit C         -     Form of Facility B Note
         Exhibit D         -     Form of Request for Advance
         Exhibit E         -     Form of VCOC Guaranty
         Exhibit F         -     Form of Vanguard Guaranty
         Exhibit G         -     Form of Vanguard Pledge Agreement
         Exhibit H-1       -     Form of Borrower's Loan Certificate
         Exhibit H-2       -     Form of Subsidiary Loan Certificate
         Exhibit H-3       -     Form of Vanguard Loan Certificate
         Exhibit I         -     Form of Performance Certificate
         Exhibit J         -     Form of Assignment and Assumption Agreement
         Exhibit K         -     Form of Term Conversion Notice
         Exhibit L         -     Form of Request for Extension


                                    SCHEDULES

         Schedule 1        -     Commitment Ratios
         Schedule 2        -     Licenses
         Schedule 3        -     Liens of Record as of the Agreement Date
         Schedule 4        -     Subsidiaries
         Schedule 5        -     Litigation
         Schedule 6        -     Agreements with Affiliates
         Schedule 7        -     Investments

                           FACILITY B LOAN AGREEMENT

     This Facility B Loan Agreement (the "Agreement"), made as of this 20th day of February, 1998, by and among VANGUARD CELLULAR FINANCIAL CORP., a North Carolina corporation (the "Borrower"), the financial institutions party hereto as Lenders (together with such other financial institutions as may hereafter become Lenders hereunder, the "Lenders"), THE BANK OF NEW YORK and THE TORONTO DOMINION BANK, as Co-Administrative Agents (the "Co-Administrative Agents"), THE BANK OF NEW YORK, as Funding Agent (the "Funding Agent"), THE TORONTO DOMINION BANK, as Documentation/Review Agent (the "Documentation Agent"), NATIONSBANK OF TEXAS, N.A., as Syndication Agent (the "Syndication Agent") and TORONTO DOMINION (TEXAS), INC., as Collateral Agent (the "Collateral Agent").

                                   WITNESSETH:

     WHEREAS, the Borrower has requested and the Lenders have agreed, subject to the terms and conditions set forth herein, to make available to the Borrower a 364-day revolving credit facility in an amount not to exceed $250,000,000.00;

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE 1

                                   Definitions

     Section 1.1 Defined Terms. The following terms when used in this Agreement shall have the following meanings:

     "Acquisition" shall mean (whether by purchase, exchange, issuance of stock or other equity or debt securities, merger, reorganization or any other method)
(a) any acquisition by the Borrower or any of its Subsidiaries of any other Person, which Person shall then become consolidated with the Borrower or any such Subsidiary in accordance with GAAP, or (b) any acquisition by the Borrower or any of its Subsidiaries of all or any substantial part of the assets of any other Person.

     "Advance" or "Advances" shall mean amounts advanced by the Lenders to the Borrower pursuant to Article 2 hereof on the occasion of any borrowing.

     "Affiliate" shall mean, with respect to a Person, (a) any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person or (b) any other Person who is a director or executive officer
(i) of such specified Person, (ii) of any Subsidiary of such specified Person or (iii) of any Person described in clause (a) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. "Affiliate" shall also mean any beneficial owner of shares representing ten percent (10%) or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof. Unless otherwise specified, "Affiliate" shall mean an Affiliate of the Borrower.

     "Agents" shall mean, collectively, the Co-Administrative Agents, the Funding Agent, the Documentation Agent, the Syndication Agent and the Collateral Agent.

     "Agreement"  shall  mean  this  Agreement,  as  amended,   supplemented  or
otherwise modified from time to time.

     "Agreement Date" shall mean the date as of which this Agreement is dated.

     "Annualized Cash Flow" shall mean, as of any calculation date, the product of (a) the sum of Cash Flow for the most recently completed two (2) fiscal quarters, multiplied by (b) two (2). For purposes of measuring the Fixed Charge Ratio pursuant to Section 7.9 hereof, for purposes of measuring the Leverage Ratio pursuant to Section 7.10 hereof and for purposes of measuring the Pro Forma Debt Service Ratio pursuant to Section 7.11 hereof, Annualized Cash Flow shall be further adjusted to give effect to any Acquisition, Investment or disposition of assets by the Borrower or any of its Subsidiaries permitted hereunder for the calculation period during which such transaction occurs, as if such Acquisition, Investment or disposition of assets had been consummated on the first day of such calculation period, and assuming that the Cash Flow allocated to the Borrower or the applicable Subsidiary with respect to any such Acquisition or Investment was equal to the cash flow of the seller (calculated in the same manner as Cash Flow hereunder) generated by such Acquisition or Investment for the portion of such period preceding the Borrower's operation thereof. For purposes of this definition, "calculation period" shall mean the period consisting of the two (2) most recently completed fiscal quarters.

     "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, the Licenses, the Communications Act and all Environmental Laws and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

     "Applicable Margin" shall mean the interest rate margin applicable to Advances hereunder determined in accordance with Section 2.3(f) hereof.

     "Authorized Signatory" shall mean such senior personnel of the Borrower or any of its


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

Subsidiaries, as applicable, as may be duly authorized and designated in writing by the Borrower or any such Subsidiary, as applicable, to execute documents, agreements and instruments on behalf of the Borrower or such Subsidiary, as applicable.

     "Board of Directors" shall mean, in respect of any Person which is a corporation, the Board of Directors of such Person.

     "Borrower" shall mean Vanguard Cellular Financial Corp., a North Carolina corporation.

     "Borrower Pledge Agreement" shall mean that certain Borrower Pledge Agreement of even date herewith between the Borrower and the Collateral Agent, substantially in the form of Exhibit A attached hereto, pursuant to which the Borrower pledges to the Collateral Agent the stock of VCOC.

     "Business Day" shall mean a day on which banks and foreign exchange markets are open for the transaction of business required for this Agreement in London, England and New York, New York, as relevant to the determination to be made or the action to be taken.

     "CPAC" shall mean Cellular Phone Assurance Company, Ltd., a Bermuda corporation and Wholly-Owned Subsidiary of the Borrower which provides, through a third party U.S. insurer, to the Borrower's and its other Subsidiaries' wireless communications customers property insurance insuring the replacement cost of, and service warranties for, such customers' cellular telephones, pagers and other wireless communications equipment.

     "Capital Expenditures" shall mean, in respect of any Person, expenditures for the purchase of assets of long-term use which should be capitalized in accordance with GAAP.

     "Capital Stock" shall mean, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right, warrant, option or other interest in the nature of an equity interest in such Person, but excluding any debt security convertible or exchangeable into such equity interest.

     "Capitalized Lease Obligation" shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

     "Cash Flow" shall mean, for the Borrower and its Subsidiaries on a consolidated basis for any fiscal period, Net Income for such period (after eliminating any extraordinary gains and losses, including, without limitation, gains and losses from the sale of assets, and minority interests and equity in earnings (losses) of non-consolidated entities), plus, to the extent deducted in determining Net Income, the sum of each of the following for such period: (a) depreciation and amortization allowances, (b) interest expense, (c) income tax expense, including, without limitation, reserves for deferred taxes not payable currently, and (d) all other non-cash items.

     "Cellular System" shall mean a cellular mobile radio telephone system constructed and operated in an MSA or an RSA.

     "Certificate of Financial Condition" shall mean a certificate, substantially in the form of Exhibit B attached hereto, signed by the chief financial officer of the Borrower, together with any schedules, exhibits or annexes appended thereto.

     "Change of Control" shall mean the occurrence of any of the following events:

          (a) Any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) other than one (1) or more of the Permitted Holders is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of forty percent (40%) or more of the total voting power of the Voting Stock (on a fully-diluted basis) of Vanguard;

          (b) During any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Vanguard (together with any new directors whose election by the Board of Directors of Vanguard or whose nomination for election by the shareholders of Vanguard was approved by a vote of sixty-six and two-thirds percent (66 2/3%) of the directors of Vanguard then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Vanguard then in office;

          (c) Vanguard consolidates or merges with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) consolidates or merges with or into Vanguard, in either case, other than a consolidation or merger (i) with a Wholly Owned Subsidiary in which all of the Voting Stock of Vanguard outstanding immediately prior to the effectiveness thereof is changed into or exchanged for substantially the same consideration or (ii) pursuant to a transaction in which the outstanding Voting Stock of Vanguard is changed into or exchanged for cash, securities or other property with the effect that the "beneficial owners" (as defined in Rule 13d-3 under the Exchange
     Act) of the outstanding Voting Stock immediately prior to such transaction, beneficially own, directly or indirectly, more than fifty percent (50%) of the total voting power of the fully diluted Voting Stock of the surviving corporation immediately following such transaction in substantially the same proportions as owned prior to such transaction;

          (d)  Vanguard  sells,  conveys,   transfers  or  leases,  directly  or
     indirectly, all or substantially all of its assets (other than to a Wholly Owned Subsidiary or one (1) or more Permitted Holders); or

          (e) Vanguard shall cease to be the sole shareholder (directly or indirectly) of the Borrower.

     "Co-Administrative  Agents" shall mean The Bank of New York ("BNY") and The

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

Toronto-Dominion Bank ("TD"), acting in their capacities as Co-Administrative Agents for the Lenders.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall mean any property of any kind constituting collateral for the Obligations under any of the Security Documents.

     "Collateral Agent" shall mean Toronto Dominion (Texas), Inc., as collateral agent for the Agents and the Lenders.

     "Commitment Ratios" shall mean the percentages in which the Lenders are severally bound to make Advances to the Borrower under the Facility B Commitment, which as of the Agreement Date are set forth on Schedule 1 attached hereto (together with dollar amounts).

     "Communications Act" shall mean the Communications Act of 1934 and any similar or successor federal statute and the rules and regulations of the FCC thereunder, all as the same may be in effect from time to time.

     "Debt Service" shall mean, for any period, the amount of all principal paid and GAAP Interest Expense of the Borrower and its Subsidiaries on a consolidated basis in respect of Indebtedness for Money Borrowed (other than voluntary principal payments under the Facility B Loans which are not required to be accompanied by an identical reduction in the Facility B Commitment).

     "Default" shall mean any Event of Default and any of the events specified in Section 8.1 hereof, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event an Event of Default.

     "Default Rate" shall mean a simple per annum interest rate equal to the sum of the otherwise applicable Interest Rate Basis, plus two percent (2%), or if no Interest Rate Basis is otherwise applicable, a simple per annum interest rate equal to the sum of the Prime Rate Basis, plus two percent (2%).

     "Documentation Agent" shall mean The Toronto-Dominion Bank, in its capacity as Documentation/Review Agent.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

     "ERISA Affiliate" shall mean any Person, including a Subsidiary or an Affiliate of the Borrower, that is a member of any group of organizations (within the meaning of Code Section 414, clause (b), (c), (m) or (o)) of which the Borrower is a member.

     "Environmental Laws" shall mean all applicable federal, state or local laws, statutes, rules, regulations or ordinances, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to public health, safety or the pollution or protection of the environment, including, without limitation, those relating to releases, discharges, emissions, spills, leaching or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, or to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including, without limitation, any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (42 U.S.C. ss. 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended, or the Solid Waste Disposal Act, as amended (42 U.S.C. ss. 6901 et seq.).

     "Equivalent Owned POPS" shall mean, for each MSA or RSA served by any Cellular System which is owned in whole or in part, directly or indirectly, by the Borrower or any of its Subsidiaries, a number equal to the product of (a) the number of POPs for each such MSA or RSA and (b) the percentage of ownership of the Borrower (either directly or through its Subsidiaries) in the Cellular System serving each such MSA or RSA.

     "Eurodollar Advance" shall mean an Advance which the Borrower requests to be made as a Eurodollar Advance or which is reborrowed as a Eurodollar Advance, in accordance with the provisions of Section 2.2 hereof, which bears interest at the Eurodollar Basis and which shall be in a principal amount of at least $5,000,000.00 and in an integral multiple of $ 1,000,000.00.

     "Eurodollar Basis" shall mean a simple per annum interest rate (rounded upward, if necessary, to the nearest one-hundredth of one percent (0.01%)) equal to the sum of (a) the quotient of (i) the Eurodollar Rate divided by (ii) one
(1), minus the Eurodollar Reserve Percentage, stated as a decimal, plus (b) the Applicable Margin as determined by Section 2.3(f) hereof. The Eurodollar Basis shall apply to Interest Periods of one (1), two (2), three (3), six (6) and, subject to availability, nine (9) and twelve (12) months and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage and the Applicable Margin. The Borrower may elect an Interest Period of nine (9) or twelve (12) months for a Eurodollar Advance unless the Funding Agent has been notified by one (1) or more Lenders that such Lender does not have available to it funds for its portion of the proposed Advance which are not required for other purposes, that such funds are not available to such Lender at a rate at or below the Eurodollar Rate for such proposed Advance and Interest Period, or that such Lender does not agree (in its sole discretion) to fund its portion of such Advance.

     "Eurodollar Rate" shall mean, for any Interest Period, the average of the interest rates per annum at which deposits in United States Dollars for such Interest Period are offered to the Co-Administrative Agents in the Eurodollar market at approximately 11:00 a.m. (New York, New York time) two (2) Business Days before the first day of such Interest Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the Eurodollar Advance sought by the Borrower.

     "Eurodollar Reserve Percentage" shall mean the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Lender has any such Eurocurrency Liabilities subject to such reserve requirement at that time. The Eurodollar Basis for any Eurodollar Advance shall be adjusted as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Event of Default" shall mean any of the events specified in Section 8.1 hereof, provided that any requirement for notice or lapse of time has been satisfied.

     "Excess  Cash  Flow"  shall  mean,  with  respect to the  Borrower  and its
Subsidiaries on a consolidated basis, as of the end of any fiscal year of the Borrower based on the audited financial statements required to be provided to the Lenders under Section 6.2 hereof for such year, the remainder of (a) the sum of (i) Cash Flow for such fiscal year, plus (ii) the amount of all cash payments of capital contributions made during such year by minority investors in Cellular Systems majority-owned by the Borrower or any of its Subsidiaries, minus (b) the sum of the following items for such fiscal year: (i) Debt Service; (ii) Capital Expenditures; (iii) income taxes paid; (iv) cash payments of capital contributions made by the Borrower and its Subsidiaries to any Person which is an Investment in a Cellular System permitted hereunder; and (v) Restricted Payments made pursuant to Section 7.7(c) hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "FCC" shall mean the Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.

     "Facility A Commitment" shall mean the several obligations of the Lenders to advance the aggregate sum of up to $750,000,000.00 to the Borrower pursuant to the terms of the Facility A Loan Agreement, as such obligations may be reduced from time to time pursuant to the terms of the Facility A Loan Agreement.

     "Facility A Loan Agreement" shall mean that certain Facility A Loan Agreement dated as of February 20, 1998, among the Borrower, the Agents and the financial institutions parties thereto, as the same may be amended, modified, supplemented or restated from time to time.

     "Facility A Loans" shall mean, collectively, amounts advanced by the Lenders to the Borrower under the Facility A Commitment, not to exceed the Facility A Commitment.

     "Facility B Commitment" shall mean the several obligations of the Lenders to advance the sum of up to $250,000,000.00 at any one time outstanding, in accordance with their respective Commitment Ratios, to the Borrower pursuant to the terms hereof, as such obligations may be reduced from time to time pursuant to the terms hereof.

     "Facility B Loans" shall mean, collectively, the amounts advanced by the Lenders to the Borrower under the Facility B Commitment, not to exceed the amount of the Facility B Commitment, and evidenced by the Facility B Notes.

     "Facility B Maturity Date" shall mean February 18, 1999.

     "Facility B Net Proceeds" shall mean, with respect to any applicable transaction, the product of (a) the Net Proceeds of such transaction, times (b) the ratio of (i) the Facility B Commitment then outstanding (or, the Facility B Loans if there is no Facility B Commitment then outstanding) on such date to
(ii) the sum of (A) the Facility B Commitment then outstanding (or, the Facility B Loans if there is no Facility B Commitment then outstanding) on such date, plus (B) the Facility A Commitment then outstanding Commitment (or, the sum of the Facility A Loans, the Swing Line Loans (as defined in the Facility A Loan Agreement) and the Letter of Credit Obligations if there is no Facility A Commitment then outstanding) on such date.

     "Facility B Notes" shall mean those certain promissory notes in the aggregate original principal amount of the Facility B Commitment, one (1) issued to each of the Lenders by the Borrower, each one substantially in the form of Exhibit C attached hereto and any extensions, modifications, renewals or replacements of or amendments to any of the foregoing.

     "Fair Market Value" shall mean, with respect to any shares of any Person's common stock as of the date of the consummation of any Acquisition or Investment, the closing price for such shares for the previous trading day, as reported by the national stock exchange upon which such shares are traded. In the event such closing price is unavailable, the Fair Market Value of such Person's common stock shall be determined by an independent valuation firm of recognized standing in the cellular telephone industry selected by the Co-Administrative Agents.

     "Federal Funds Rate" shall mean, as of any date, the weighted average of the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Funding Agent from three (3) federal funds brokers of recognized standing selected by the Funding Agent.

     "Fixed Charge Ratio" shall mean, for any calculation date, the ratio of (a) Annualized Cash Flow to (b) Fixed Charges.

     "Fixed Charges" shall mean for the Borrower and its Subsidiaries on a consolidated basis with respect to the most recently completed four (4) fiscal quarters, in each case after giving effect to any Interest Rate Hedge Agreements and Eurodollar Advances, the sum of (a) Debt Service, plus (b) Capital Expenditures, plus (c) income taxes paid, plus (d) all Restricted Payments and Restricted Purchases made by the Borrower or any of its Subsidiaries, plus (e) all cash payments of capital contributions made by the Borrower and its Subsidiaries to any Person which is an Investment in a Cellular System permitted hereunder, minus (f) the amount of all cash payments of capital contributions made by minority investors in Cellular Systems majority-owned by the Borrower or any of its Subsidiaries.

     "Funding Agent" shall mean The Bank of New York, in its capacity as Funding Agent for the Lenders.

     "Funding Agent's Office" shall mean the office of the Funding Agent located at The Bank of New York, Agency Function Administration, 18th Floor, One Wall Street, New York, New York 10286, or such other office as may be designated pursuant to the provisions of Section 11.1 hereof.

     "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied.

     "GAAP Interest Expense" shall mean, for any period, all interest expense (including imputed interest with respect to Capitalized Lease Obligations) with respect to any Indebtedness for Money Borrowed of the Borrower and its Subsidiaries on a consolidated basis during such period pursuant to the terms of such Indebtedness for Money Borrowed, together with all payments made pursuant to Section 7.7(d) hereof during such period and, together with all fees payable in respect thereof, but excluding any such fees payable on or prior to the Agreement Date and any amortization thereof, all as calculated in accordance with GAAP.

     "Guaranty" or "Guaranteed," as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit.

     "Indebtedness" shall mean, with respect to any Person, and without duplication, (a) all items, except items of partners' equity or capital stock or surplus or general contingency or deferred tax reserves, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, including, without limitation, secured non-recourse obligations of such Person, (b) all direct or indirect obligations of any other Person secured by any Lien to which any property or asset owned by such Person is subject, but only to the extent of the higher of the fair market value or the book value of the property or asset subject to such Lien if the obligation secured thereby shall not have been assumed, (c) to the extent not otherwise included, all Capitalized Lease Obligations of such Person and all obligations of such Person with respect to leases constituting part of a sale and lease-back arrangement and (d) all reimbursement obligations (contingent or otherwise) with respect to outstanding letters of credit.

     "Indebtedness for Money Borrowed" shall mean, with respect to any Person, Indebtedness for money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid, all Capitalized Lease Obligations, all reimbursement obligations with respect to outstanding letters of credit, all Indebtedness issued or assumed as full or partial payment for property or services (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms), whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, and, without duplication, Guaranties of any of the foregoing. For purposes of this definition, interest which is accrued but not paid on the scheduled due date for such interest shall be deemed Indebtedness for Money Borrowed.

     "Indemnitee" shall have the meaning ascribed to it in Section 5.11 hereof.

     "Interest Coverage Ratio" shall mean, as of any calculation date, the ratio of Cash Flow for the most recently ended fiscal quarter of the Borrower to GAAP Interest Expense for such quarter.

     "Interest Period" shall mean (a) in connection with any Prime Rate Advance, the period beginning on the date such Advance is made and ending on the earlier of the last day of the calendar quarter in which such Advance is made and the day such Advance is paid; provided, however, that if a Prime Rate Advance is made on the last day of any calendar quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following calendar quarter, and (b) in connection with any Eurodollar Advance, the term of such Advance selected by the Borrower or otherwise determined in accordance with this Agreement. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Advances only, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any applicable Interest Period, with respect to Eurodollar Advances only, which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month and (iii) no Interest Period shall extend beyond the Maturity Date or such earlier date as would interfere with the Borrower's repayment obligations under Section 2.4 or
2.7 hereof. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

     "Interest Rate Basis" shall mean the Prime Rate Basis or the Eurodollar Basis, as appropriate.

     "Interest Rate Hedge Agreements" shall mean any interest rate swap, cap, collar, floor, caption or swaption agreements, or any similar arrangements designed to hedge the risk of variable interest rate volatility or to reduce interest costs, arising at any time between the Borrower, on the one hand, and any one (1) or more of the Lenders, or any other Person (other than an Affiliate), on the other hand, as such agreement or arrangement may be modified, supplemented and in effect from time to time.

     "Investment" shall mean, with respect to the Borrower or any of its Subsidiaries, (a) any loan, advance or extension of credit (other than to customers in the ordinary course of business) by such Person to, or any Guaranty or other contingent liability of such Person with respect to the capital stock, Indebtedness or other obligations of, or any contributions by such Person to the capital of, any other Person, or any ownership, purchase or other acquisition by such Person of any interest in any capital stock, limited partnership interest, general partnership interest or other securities of any such other Person, other than an Acquisition, and (b) all expenditures by the Borrower or any of its Subsidiaries relating to the foregoing. "Investment" shall also include the total cost of any future commitment or other obligation binding on any Person to make an Investment or any subsequent Investment.

     "Lenders" shall mean the financial institutions whose names appear as "Lenders" on the signature pages hereof and any of their permitted assigns hereunder following assignments made in accordance with Section 11.5 hereof, and "Lender" shall mean any one of the foregoing Lenders.

     "Letter of Credit Obligations" shall mean, at any time, the sum of (a) an amount equal to the aggregate undrawn and unexpired amount (including the amount to which any such Letter of Credit (as defined in the Facility A Loan Agreement) can be reinstated pursuant to the terms hereof) of the then outstanding Letters of Credit (as defined in the Facility A Loan Agreement) and (b) an amount equal to the aggregate drawn, but unreimbursed drawings on any Letters of Credit (as defined in the Facility A Loan Agreement).

     "Leverage Ratio" shall mean, as of any calculation date, the ratio of Total Consolidated Debt to Annualized Cash Flow.

     "Licenses" shall mean any mobile telephone, cellular telephone, microwave, paging or other license, authorization, certificate of compliance, franchise, approval or permit, whether for the construction or the operation of any Cellular System, granted or issued by the FCC and held by the Borrower or any of its Subsidiaries, all of which are listed as of the Agreement Date on Schedule 2 attached hereto.

     "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, negative pledge or other agreement not to pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether created by statute, contract, the common law or otherwise, and whether or not choate, vested or perfected.

     "Loan Documents" shall mean this Agreement, the Notes, the Security Documents, the Certificate of Financial Condition, all legal opinions or reliance letters issued by counsel to the Borrower or any of its Subsidiaries, all fee letters (including, without limitation, those referred to in Section 2.5 hereof), all Requests for Advance, all Requests for Extension, all Term Conversion Notices, all Interest Rate Hedge Agreements and reimbursement agreements with respect to letters of credit permitted under Section 7.1(i) hereof, in each case, between the Borrower, on the one hand, and the Lenders or Affiliates of the Lenders, or any of them, on the other hand (including, without limitation, all such Interest Rate Hedge Agreements and reimbursement agreements entered into prior to the Agreement
Date), and all other documents and agreements executed or delivered in connection with or contemplated by this Agreement.

     "Loans" shall mean, collectively, the Facility B Loans.

     "MSA" shall mean any "metropolitan statistical area" as defined and modified by the FCC for the purpose of licensing public cellular radio telecommunications service systems.

     "Majority Lenders" shall mean, at any time, Persons whose Facility B Commitment equals or exceeds fifty-one percent (51%) of the aggregate amount of the Facility B Commitment (after giving effect to any reductions in such Facility B Commitment, but without giving effect to any Loans then outstanding); provided, however, if the Facility B Commitment has been terminated or cancelled, "Majority Lenders" shall mean Persons whose aggregate Facility B Loans equal or exceed fifty-one percent (51%) of the aggregate of the Facility B Loans then outstanding.

     "Materially Adverse Effect" shall mean (a) any material adverse effect upon the business, assets, liabilities, financial condition, results of operations, properties, or business prospects of the Borrower and its Subsidiaries on a consolidated basis or (b) a material adverse effect upon the binding nature, validity or enforceability of this Agreement, the Security Documents and the Notes, or upon the ability of the Borrower and its Subsidiaries to perform the payment obligations or other material obligations under this Agreement or any other Loan Document, or upon the value of the Collateral or upon the rights, benefits or interests of the Lenders in and to the Loans or the rights of the Collateral Agent and the Lenders in the Collateral; in any case, whether resulting from any single act, omission, situation, status, event or undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings.

     "Maturity Date" shall mean, (a) prior to the Term Conversion Date, the Facility B Maturity Date, or (b) on and after the Term Conversion Date, December 31, 2005, or in any event, such earlier date as payment of the remaining outstanding principal amount of the Facility B Loans or of all remaining outstanding Obligations shall be due and the Facility B Commitment shall be terminated (whether by acceleration or otherwise).

     "Maximum Dollar Commitment" shall mean for any Lender as of any date the maximum dollar amount such Lender is severally bound to advance to the Borrower to satisfy such Lender's portion of the Facility B Commitment, which amount may be decreased by assignments made pursuant to Section 11.5 hereof or decreased on a pro rata basis with respect to any reduction in the Facility B Commitment pursuant to Article 2 hereof.

     "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

     "Necessary Authorizations" shall mean all approvals and licenses from, and all filings and registrations with, any governmental or other regulatory authority, including, without limiting the foregoing, the Licenses and all approvals, licenses, filings and registrations under the

Communications   Act,  necessary  in  order  to  enable  the  Borrower  and  its
Subsidiaries to own, construct, maintain, and operate Cellular Systems and to invest in other Persons who own, construct, maintain and operate Cellular Systems.

     "Net Income" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, for any period, net income determined in accordance with GAAP.

     "Net Proceeds" shall mean, with respect to any sale, lease, transfer or other disposition of assets by the Borrower or any of its Subsidiaries, or any issuance by the Borrower or any of its Subsidiaries of any capital stock or other debt or equity securities permitted hereunder, the aggregate amount of cash received for such assets or securities (including, without limitation, any payments received for non-competition covenants and consulting or management fees and any portion of the amount received evidenced by a seller promissory note or other evidence of Indebtedness), net of (a) amounts reserved, if any, for taxes payable with respect to any such transaction (after application of any available losses, credits or other offsets), (b) reasonable and customary transaction costs properly attributable to such transaction and payable by the Borrower or any of its Subsidiaries (other than to an Affiliate) in connection with such transaction including, without limitation, commissions and underwriting discounts and (c) until actually received by the Borrower or any of its Subsidiaries, any portion of the amount received held in escrow or evidenced by a seller promissory note or non-compete agreement or covenant for which compensation is paid over time. Upon receipt by the Borrower or any of its Subsidiaries of amounts referred to in item (c) of the preceding sentence, such amounts shall then be deemed to be "Net Proceeds."

     "Notes" shall mean, collectively, the Facility B Notes.

     "Obligations" shall mean (a) all payment and performance obligations of every kind, nature and description of the Borrower, its Subsidiaries and any other obligors to the Lenders, or the Agents, or any of them, under this Agreement and the other Loan Documents (including, without limitation, any interest, fees and other charges on the Loans or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action with respect to the Borrower or any of its Subsidiaries or any other such obligor, whether or not such claim is allowed in such bankruptcy action), as they may be amended from time to time, or as a result of making the Loans, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising, and (b) the obligation to pay an amount equal to the amount of any and all damage which the Lenders, the Lenders' Affiliates, or the Agents, or any of them, may suffer by reason of a breach by the Borrower, any of its Subsidiaries or any other obligor, of any obligation, covenant or undertaking with respect to this Agreement or any other Loan Document.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

     "PCS" shall mean any broadband personal communications services authorized pursuant to 47 Code of Federal Regulations 24.1 et seq.

     "Payment Date" shall mean the last day of any Interest Period.

     "Permitted Asset Sale" shall mean the sale or exchange of assets by the Borrower or any of its Subsidiaries as permitted under Section 7.4 hereof.

     "Permitted Holders" shall mean Haynes G. Griffin, Stephen R. Leeolou, L. Richardson Preyer, Jr., Stuart S. Richardson, their estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustee of any bona fide trust of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) voting securities representing at least sixty-six and two-thirds percent (66 2/3%) of the total voting power of all classes of Capital Stock of such Person (exclusive of any matters as to which class voting rights exist) and the Richardson Family.

     "Permitted Liens" shall mean, as applied to any Person:

          (a) Any Lien in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, given to secure the Obligations;

          (b) (i) Liens on real estate for real estate taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books in accordance with GAAP, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto and remain unstayed for a period of thirty
     (30) days after their commencement;

          (c) Liens of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

          (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance;

          (e) Restrictions on the transfer of assets imposed by any of the Licenses as presently in effect or by any Applicable Law;

          (f) Easements, rights-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person;

          (g) Purchase money security interests, which are perfected automatically by operation of law, only for the period (not to exceed twenty (20) days) of automatic perfection under the law of the applicable jurisdiction, and limited to Liens on assets so purchased;

          (h) Liens reflected by Uniform Commercial Code financing statements filed in respect of Capitalized Lease Obligations permitted hereunder and true leases of the Borrower or any of its Subsidiaries;

          (i) Any Liens of record which are listed as of the  Agreement  Date on
     Schedule 3 attached hereto, which Liens secure Indebtedness in an amount not to exceed $5,000,000.00 in the aggregate at any time; and

          (j) Liens on the assets acquired with the Indebtedness permitted under
     Section   7.1(h)   hereof,   provided  that  such  Lien  secures  only  the
     Indebtedness incurred to purchase the asset covered thereby.

     "Person" shall mean an individual, corporation, limited liability company, association, partnership, joint venture, trust or estate, an unincorporated organization, a government or any agency or political subdivision thereof, or any other entity.

     "Plan" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA or any other employee benefit plan maintained for employees of any Person or any affiliate of such Person.

     "POPS" shall mean, as of any calculation date, with respect to any RSA or MSA, the population of such RSA or MSA as such number is published in the most recent Donnelly Marketing Service Population Guide.

     "Prime  Rate"  shall  mean,  at any  time,  the  higher  of (a) the rate of interest adopted by the Funding Agent as the reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Funding Agent as its "prime rate" or "prime commercial lending rate," or (b) the Federal Funds Rate, plus one-half of one percent (0.5%). The Prime Rate is not necessarily the lowest rate of interest charged to borrowers of BNY.

     "Prime Rate Advance" shall mean an Advance which the Borrower requests to be made as a Prime Rate Advance or is reborrowed as a Prime Rate Advance, in accordance with the provisions of Section 2.2 hereof, which bears interest at the Prime Rate Basis and which shall be in a principal amount of at least $2,000,000.00, and in an integral multiple of $500,000.00.

     "Prime Rate Basis"  shall mean a simple  interest  rate equal to the sum of
(a) the Prime Rate and (b) the Applicable Margin as determined by Section 2.3(f) hereof. The Prime Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate to account for such change, and shall also be changed to reflect adjustments in the Applicable Margin.

     "Pro Forma Debt Service" shall mean for the Borrower and its Subsidiaries on a consolidated basis with respect to the next succeeding complete four (4) fiscal quarter period following the calculation date, and after giving effect to any Interest Rate Hedge Agreements and Eurodollar Advances, the sum of the aggregate of all cash principal, GAAP Interest Expense, fees and other payments payable by such Persons during such period in respect of Indebtedness for Money Borrowed, other than repayments required under Section 2.7 hereof. For purposes of this definition, where interest payments for the four (4) quarter period immediately succeeding the calculation date are not fixed by way of Interest Rate Hedge Agreements, Eurodollar Advances, or otherwise for the entire period, interest shall be calculated on such Indebtedness for Money Borrowed for periods for which interest payments are not so fixed at the Eurodollar Basis (based on the then current adjustment under Section 2.3(f) hereof) for a Eurodollar Advance having an Interest Period of twelve (12) months as determined on the date of calculation.

     "Pro Forma Debt Service Ratio" shall mean, as of any calculation date, the ratio of Annualized Cash Flow to Pro Forma Debt Service.

     "RSA" shall mean any "rural service area" as defined and modified by the FCC for the purpose of licensing public cellular radio telecommunications service systems.

     "Rating Agencies" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and Moody's Investors Service, Inc., or any successor to the respective rating agency businesses thereof.

     "Reportable Event" shall have the meaning set forth in Title IV of ERISA.

     "Request for Advance" shall mean a certificate designated as a "Request for Advance," signed by an Authorized Signatory requesting an Advance hereunder, which shall be in substantially the form of Exhibit D attached hereto, and shall, among other things, (a) specify the date of the Advance, which shall be a Business Day, the amount of the Advance, the type of Advance and, with respect to Eurodollar Advances, the Interest Period selected by the Borrower, (b) state that there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default, as of the date of such Advance and after giving effect thereto and (c) as to Advances which will increase the principal amount of the Loans then outstanding, specify the use of the proceeds of the Loans being requested.

     "Request for Extension"  shall have the meaning ascribed thereto in Section
2.14 hereof.

     "Restricted Payment" shall mean (a) any direct or indirect distribution, dividend or other payment to any Person (other than to the Borrower or any wholly-owned Subsidiary of the Borrower) on account of any general or limited partnership interest in, or shares of capital stock or other securities of, the Borrower or any of its Subsidiaries (other than stock dividends and stock splits), including, without limitation, any warrants or other rights or options to acquire shares of capital stock, general or limited partnership interests or other securities of the Borrower or any of its Subsidiaries, or any prepayment or repurchase by the Borrower or any of its Subsidiaries of subordinated debt of the Borrower or any of its Subsidiaries or (b) any management or consulting fees.

     "Restricted Purchase" shall mean any payment on account of the purchase, redemption, defeasance or other acquisition or retirement of any general or limited partnership interest in, or shares of capital stock or other securities of, the Borrower or any of the Borrower's Subsidiaries, including, without limitation, any warrants or other rights or options to acquire shares of capital stock, general or limited partnership interests or other securities of the Borrower or any of the Borrower's Subsidiaries.

     "Richardson Family" shall mean, collectively, the descendants of Lunsford Richardson, Sr., and any of their respective spouses, estates, lineal descendants, heirs, executors, personal representatives, administrators, trusts for any of their benefit and charitable foundations to which shares of Vanguard's Capital Stock beneficially owned by any of the foregoing have been transferred.

     "Security Documents" shall mean the Borrower Pledge Agreement, the Vanguard Guaranty, the Vanguard Pledge Agreement, the VCOC Guaranty, any other agreement or instrument providing collateral for the Obligations, whether now or hereafter in existence, and any filings, instruments, agreements and documents related thereto or to this Agreement and providing Collateral for any of the Obligations.

     "Security Interest" shall mean all Liens in favor of the Collateral Agent, for the benefit of the Lenders, or in favor of any Lender, created hereunder or under any of the Security Documents to secure the Obligations.

     "Subordinated Debt" shall mean any Indebtedness for Money Borrowed of any Person which is expressly subordinated to the payment of the Obligations and to any "Obligations" under the Facility A Loan Agreement.

     "Subsidiary" shall mean, as applied to any Person, (a) any corporation of which more than fifty percent (50%) of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which more than fifty percent (50%) of the outstanding partnership interests, is at the time owned directly or indirectly by such Person, or by one (1) or more Subsidiaries of such Person, or by such Person and one (1) or more Subsidiaries of such Person, or (b) any entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one (1) or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person. "Subsidiaries" as used herein shall mean the Subsidiaries of the Borrower. The Subsidiaries of the Borrower as of the Agreement Date are set forth on Schedule 4 attached hereto, except as otherwise noted thereon. For all purposes under this Agreement (except as otherwise set forth herein), with respect to the Borrower, "Subsidiary" or "Subsidiaries" shall not include any Unrestricted Subsidiary or the VCS Subsidiary.

     "Syndication Agent" shall mean NationsBank of Texas, N.A., in its capacity as Syndication Agent.

     "Term  Conversion  Date" shall have the meaning ascribed thereto in Section
2.15 hereof.

     "Term Conversion Notice" shall have the meaning ascribed thereto in Section
2.15 hereof.

     "Total Consolidated Debt" shall mean, for Vanguard and its Subsidiaries on a consolidated basis as of any date, the sum (without duplication) of (a) the outstanding principal amount of the Loans, (b) Indebtedness secured by a Lien permitted under subsection (i) of the definition of "Permitted Liens," and (c) all other Indebtedness for Money Borrowed.

     "Tower Sale/Leaseback Transaction" shall mean any arrangement, direct or indirect, entered into by the Borrower or any of its Subsidiaries, on the one hand, and any third party, on the other hand, pursuant to which the Borrower or such Subsidiary shall sell or transfer any tower or towers, whether now owned or hereafter acquired, and shall then or thereafter rent or lease as lessee such tower or towers or any part thereof which the Borrower or such Subsidiary intends to use for substantially the same purpose or purposes as the tower or towers sold or transferred.

     "Unrestricted Subsidiaries" shall mean any Subsidiaries (as such term is defined in the first sentence of the definition of "Subsidiary" herein) of the Borrower which are designated as "Unrestricted Subsidiaries" in accordance with
Section 7.15 hereof. The financial condition and operations of any Unrestricted Subsidiary shall not be consolidated with those of Vanguard and its Subsidiaries for financial reporting and financial covenant purposes herein.

     "Upstream  Dividends"  shall have the  meaning  set forth in  Section  7.17 hereof.

     "VCOC"  shall  mean  Vanguard   Cellular   Operating   Corp.,   a  Delaware
corporation.

     "VCOC Guaranty" shall mean that certain Guaranty, substantially in the form of Exhibit E attached hereto, in favor of the Collateral Agent for the benefit of the Lenders, given by VCOC of even date herewith.

     "VCS Subsidiary" shall mean Vanguard Cellular Services, Inc., a Delaware corporation, which is an indirect wholly-owned subsidiary of the Borrower, and any of its subsidiaries. The financial condition and operations of the VCS Subsidiary shall be consolidated with those of Vanguard or the Borrower, as applicable, and its Subsidiaries for financial covenant purposes herein.

     "Vanguard" shall mean Vanguard Cellular Systems, Inc., a North Carolina corporation.

     "Vanguard Debentures" shall mean those certain 9-3/8% Senior Debentures due April 15, 2006 issued by Vanguard pursuant to the Vanguard Indenture in an aggregate principal amount of $200,000,000.00.

     "Vanguard Guaranty" shall mean that certain Guaranty, substantially in the form of Exhibit F attached hereto, in favor of the Collateral Agent for the benefit of the Lenders, given by Vanguard of even date herewith.

     "Vanguard Indenture" shall mean that certain Indenture dated as of April 1, 1996 between Vanguard and The Bank of New York, as trustee, as supplemented by First Supplemental Indenture dated as of April 1, 1996.

     "Vanguard Interest Rate Hedge Agreements" shall mean any interest rate swap, cap, collar, floor, caption or swaption agreements, or any similar arrangements designed to reduce interest costs under the Vanguard Debentures, arising at any time between Vanguard, on the one hand, and any one (1) or more of the Lenders, or any other Person (other than an Affiliate), on the other hand, as such agreement or arrangement may be modified, supplemented and in effect from time to time; provided that (a) any such agreement or arrangement has a notional amount of not more than seventy-five percent (75%) of the aggregate outstanding principal amount of the Vanguard Debentures and (b) the obligation to pay interest in respect of such notional amount shall be capped at a rate acceptable to the Co-Administrative Agents for a period of not less than three (3) years from the date of such agreement or arrangement.

     "Vanguard Pledge Agreement" shall mean that certain Pledge Agreement, substantially in the form of Exhibit G attached hereto, by and between Vanguard and the Collateral Agent of even date herewith.

     "Vanguard Subordinated Debt" shall mean, collectively, the Vanguard Debentures and other unsecured Subordinated Debt of Vanguard provided that (i) such Subordinated Debt is subordinated to the prior payment and performance of the Obligations, (ii) under the terms of such Subordinated Debt there shall be no mandatory payment or mandatory prepayment of principal in respect thereof prior to one (1) year following the Maturity Date, (iii) such Subordinated Debt contains terms and conditions no more onerous than contained herein, (iv) such Subordinated Debt has no benefit of any Guaranty and (v) both before and after giving effect to the incurrence of such Subordinated Debt by Vanguard, the Borrower shall be in compliance with the terms of this Agreement, including, without limitation, Sections 7.7, 7.8, 7.9, 7.10 and 7.11 hereof, and the Borrower shall have delivered to the Lenders pro forma projections demonstrating such compliance.

     "Voting Stock" shall mean, with respect to a corporation, all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

     "Wholly Owned Subsidiary" shall mean, at any time, a Subsidiary, all of the Voting Stock of which (except directors' qualifying shares) is at the time owned, directly or indirectly, by Vanguard.

     Section 1.2 Interpretation. Each definition of an agreement in this Article 1 shall, unless otherwise specified, include such agreement as modified, amended, restated or supplemented from time to time in accordance herewith and therewith, and except where the context otherwise requires, the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to this Agreement or any other Loan Document includes that party and its successors and assigns. All capitalized terms used herein which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

     Section 1.3 Cross References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause in such Article, Section or definition.


                                    ARTICLE 2

                                      Loans

     Section 2.1 The Loans. The Lenders agree, severally in accordance with their respective Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, from time to time prior to the Facility B Maturity Date to lend and relend to the Borrower amounts which do not exceed in the aggregate at any one time outstanding the Facility B Commitment as in effect from time to time. Subsequent to the Facility B Maturity Date and prior to the Maturity Date, if the conversion provided for in Section 2.15 hereof has been effected, Facility B Loans that are outstanding hereunder may be repaid and then reborrowed only as provided in Sections 2.2(b)(ii) and 2.2(c)(ii) hereof and no Advances will thereafter be made under the Facility B Commitment which result in an increase to the principal amount of Facility B Loans outstanding on the Term Conversion Date.

     Section 2.2 Manner of Borrowing and Disbursement.

     (a) Choice of Interest Rate; etc. Any Advance hereunder shall, at the option of the Borrower, be made as a Prime Rate Advance or a Eurodollar Advance; provided, however, that at such time as there shall have occurred and be continuing a Default, and the Funding Agent shall have provided the Borrower with written notice thereof, the Borrower shall not have the right to re-borrow any Eurodollar Advances and all subsequent Advances shall be made as Prime Rate Advances. Any notice given to the Funding Agent in connection with a requested Advance hereunder shall be given to the Funding Agent prior to 11:00 a.m. (New York, New York time) in order for such Business Day to count toward the minimum number of Business Days required.

     (b) Prime Rate Advances.

          (i) Advances. The Borrower shall give the Funding Agent in the case of Prime Rate Advances at least two (2) Business Days' irrevocable prior written notice in the form of a Request for Advance or telephonic notice followed immediately by a

     Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given. Upon receipt of such notice from the Borrower, the Funding Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

          (ii) Repayments and Reborrowings. The Borrower may repay or prepay a Prime Rate Advance without regard to its Payment Date and (i) reborrow all or a portion of the principal amount thereof as one (1) or more Prime Rate Advances, (ii) upon at least three (3) Business Days' irrevocable prior written notice, reborrow all or a portion of the principal thereof as one
     (1) or more Eurodollar Advances or (iii) not reborrow all or any portion of such Prime Rate Advance. On each Payment Date and such other date indicated by the Borrower, such Prime Rate Advance shall be so repaid and, as applicable, reborrowed.

     (c) Eurodollar Advances.

          (i) Advances. The Borrower shall give the Funding Agent in the case of Eurodollar Advances at least three (3) Business Days' irrevocable prior written notice in the form of a Request for Advance or telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given. The Funding Agent, whose determination shall be conclusive, shall determine the available Eurodollar Bases and shall notify the Borrower of such Eurodollar Bases. The Borrower shall promptly notify the Funding Agent by telephone or telecopy and shall immediately confirm any such telephonic notice in writing, of its selection of a Eurodollar Basis and Interest Period for such Advance. Upon receipt of such notice from the Borrower, the Funding Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

          (ii) Repayments and Reborrowings. At least three (3) Business Days prior to each Payment Date for a Eurodollar Advance, the Borrower shall give the Funding Agent written notice specifying whether all or a portion of any Eurodollar Advance outstanding on the Payment Date (i) is to be repaid and then reborrowed in whole or in part as one (1) or more Eurodollar Advances, (ii) is to be repaid and then reborrowed in whole or in part as a Prime Rate Advance or (iii) is to be repaid and not reborrowed. Upon such Payment Date such Eurodollar Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

     (d) Notification of Lenders. Upon receipt of a Request for Advance, or a notice from the Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the Funding Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof and the amount of such Lender's portion of such Advance. Each Lender shall, not later than 12:00 noon (New York, New York time) on the date of borrowing specified in such notice, make available to the Funding Agent at the Funding Agent's Office, or at such account as the Funding Agent shall designate, the amount of its ratable portion of any Advance which represents an additional borrowing hereunder in immediately available funds.

     (e) Disbursement.

          (i) Prior to 2:00 p.m. (New York, New York time) on the date of an Advance hereunder, the Funding Agent shall, subject to the satisfaction of the conditions set forth in Article 3 hereof, disburse the amounts made available to the Funding Agent by the Lenders in like funds by (a) transferring the amounts so made available by wire transfer pursuant to the Borrower's instructions, or (b) in the absence of such instructions, crediting the amounts so made available to the account of the Borrower maintained with the Funding Agent.

          (ii) Unless the Funding Agent shall have received notice from a Lender prior to 12:00 noon (New York, New York time) on the date of any Advance that such Lender will not make available to the Funding Agent such Lender's ratable portion of such Advance, the Funding Agent may assume that such Lender has made or will make such portion available to the Funding Agent on the date of such Advance and the Funding Agent may in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender does not make such ratable portion available to the Funding Agent, such Lender agrees to repay to the Funding Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Funding Agent, at the Federal Funds Rate, plus one percent (1%).

          (iii) If such Lender shall repay to the Funding Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon the Funding Agent's demand therefor, the Funding Agent shall notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Funding Agent, with interest at the Interest Rate Basis applicable to the underlying Advance. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

          (iv) In the event that, at any time no Default then exists and the conditions precedent to borrowing in Article 3 hereof have been satisfied, a Lender for any reason fails or refuses to fund its portion of an Advance, then, until such time as such Lender has funded its portion of such Advance (which late funding shall not absolve such Lender from any liability it may have to the Borrower), or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Advance, such non-funding Lender shall not have the right
     (i) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document calling for less than one hundred percent (100%) Lender consent, and the amount of the Loans of such Lender shall not be counted as outstanding for purposes of determining "Majority Lenders" hereunder, or (ii) to receive payments of principal, interest or fees from the Borrower in respect of its unfunded Advances.

     Section 2.3 Interest.

     (a) On Prime Rate Advances. Interest on each Prime Rate Advance shall be computed on the basis of a year of 360 days for the actual number of days elapsed and shall be payable at the Prime Rate Basis for such Advance, in arrears on each applicable Payment Date. Interest on Prime Rate Advances then outstanding shall also be due and payable on the Maturity Date.

     (b) On Eurodollar Advances. Interest on each Eurodollar Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the Eurodollar Basis for such Advance, in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a Eurodollar Advance exceeds three (3) months, interest on such Eurodollar Advance shall also be due and payable in arrears on every three-month anniversary of the beginning of such Interest Period. Interest on Eurodollar Advances then outstanding shall also be due and payable on the Maturity Date.

     (c)  Interest  if no Notice of  Selection  of Interest  Rate Basis.  If the
Borrower fails to give the Funding Agent timely notice of its selection of a Eurodollar Basis, or if for any reason a determination of a Eurodollar Basis for any Advance is not timely concluded, the Prime Rate Basis shall apply to such Advance.

     (d) Interest Upon Default. Immediately upon the occurrence of an Event of Default, the outstanding principal balance of the Loans shall bear interest at the Default Rate. Such interest shall be payable on demand, and shall accrue until the earliest of (a) waiver or cure (to the satisfaction of the Lenders required under Section 11.12 hereof to waive) of the applicable Default, (b) agreement by the Majority Lenders to rescind the charging of interest at the Default Rate or (c) payment in full of the Obligations.

     (e) Eurodollar Advance Contracts. At no time may the number of outstanding Eurodollar Advances hereunder and under the Facility A Loan Agreement in the aggregate exceed ten (10).

     (f) Applicable Margin. With respect to any Advance hereunder, the Applicable Margin shall be the interest rate margin determined by the Funding Agent based upon the Leverage Ratio for the most recent fiscal quarter end, effective as of the second (2nd) Business Day after the financial statements referred to in Section 6.1 or 6.2 hereof, as applicable, are required to be furnished by the Borrower to the Funding Agent and each Lender for the fiscal quarter most recently ended, expressed as a per annum rate of interest as follows:

                                 Prime Rate Advance         Eurodollar Advance
Leverage Ratio                   Applicable Margin           Applicable Margin
--------------                   -----------------           -----------------

7.00:1 or greater                    0.250%                     1.500%

6.00:1 or greater but
less than 7.00:1                     0.000%                     1.250%

5.00:1 or greater but
less than 6.00:1                     0.000%                     1.000%

4.00:1 or greater but
less than 5.00:1                     0.000%                     0.750%

3.00:1 or greater but
less than 4.00:1                     0.000%                     0.625%

Less than 3.00:1                     0.000%                     0.500%

The Applicable Margins in effect on the Agreement Date shall be based upon a certificate, dated the Agreement Date, by a senior financial officer of the Borrower showing the Leverage Ratio on a pro forma basis (after giving effect to the initial Advances hereunder) and delivered to the Funding Agent on the Agreement Date.

In the event that the Borrower fails to timely provide the financial statements referred to above in accordance with the terms of Section 6.1 or 6.2 hereof, as applicable, and without prejudice to any additional rights under Section 8.2 hereof, the Leverage Ratio shall be deemed to be equal to 7.00:1 until the second (2nd) Business Day after the actual delivery of such statements.

     Section 2.4 Scheduled Facility B Loan Repayments. If the Facility B Loans have been converted pursuant to Section 2.15 hereof, then commencing September 30, 2000, and at the end of each calendar quarter thereafter, the principal balance of the Facility B Loans outstanding on September 30, 2000, shall be repaid as set forth below:

                                                   Percentage of Principal of
                                                  Facility B Loans Outstanding
                                                    on September 30, 2000 Due
                Payment Dates                           on Payment Date
                -------------                           ---------------

    September 30, 2000 and December 31,                    2.500%
    2000

    March 31, 2001, June 30, 2001,                         3.750%
    September 30, 2001
    and December 31, 2001

    March 31, 2002, June 30, 2002,                         3.750%
    September 30, 2002 and December 31,
    2002

    March 31, 2003, June 30, 2003,                         4.375%
    September 30, 2003 and December 31,
    2003

    March 31, 2004, June 30, 2004,                         5.000%
    September 30, 2004 and December 31,
    2004

    March 31, 2005, June 30, 2005,                         6.875%
    September 30, 2005 and December 31,
    2005

Any remaining unpaid principal and interest of the Facility B Loans shall be due and payable in full on the Maturity Date.

     Section 2.5 Fees. The Borrower agrees to pay to the Lenders, including the Agents in their capacities as Lenders, such fees as are mutually agreed upon and as are described in fee letters dated as of the Agreement Date, one between the Borrower and each of the Lenders. All of such fees are due and payable and shall be paid not later than the Agreement Date. In addition, the Borrower agrees to pay each of the Lenders, in accordance with their respective Commitment Ratios, a commitment fee on the aggregate unborrowed balance of the Facility B Commitment for each day from the Agreement Date through the Facility B Maturity Date, (A) at all times during which the Leverage Ratio is greater than 5.50:1, at the rate of one-fifth of one percent (0.200%) per annum, and (B) at all times during which the Leverage Ratio is less than or equal to 5.50:1, at the rate of three-twentieths of one percent (0.150%) per annum. The commitment fee shall be subject to reduction or increase, as applicable, based on the Leverage Ratio of the Borrower for the fiscal quarter most recently ended as reflected in the financial statements required to be delivered for such quarter pursuant to
Section 6.1 or 6.2 hereof. Any adjustment provided for in this Section 2.5(a) shall be effective as of the second (2nd) Business Day after the day on which financial statements are required to be delivered to the Funding Agent and each Lender pursuant to Sections 6.1 and 6.2 hereof, as the case may be, except with respect to any payment of the commitment fee hereunder occurring prior to the second (2nd) Business Day after the date such financial statements are actually delivered to the Funding Agent and each Lender. The commitment fee in effect on the Agreement Date shall be based upon a certificate, dated the Agreement Date, by a senior financial officer of the Borrower showing the Leverage Ratio on a pro forma basis (after giving effect to initial Advances hereunder) and delivered to the Funding Agent on the Agreement Date. Such commitment fee shall be computed on the basis of a year of 360 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last day of each calendar quarter, commencing on March 31, 1998, shall be fully earned when due, and shall be non-refundable when paid. A final payment of any commitment fee then payable shall also be due and payable on the Maturity Date.

     Section 2.6 Optional Prepayments and Commitment Reductions.

     (a) Prepayment of Advances. The principal amount of any Prime Rate Advance may be prepaid in full or in part at any time, without penalty and without regard to the Payment Date for such Advance, upon one (1) Business Days' prior written notice to the Funding Agent of such prepayment. Eurodollar Advances may be prepaid prior to the applicable Payment Date, upon three (3) Business Days' prior written notice to the Funding Agent, provided that the Borrower shall reimburse the Lenders and the Funding Agent, on demand, for any loss or out-of-pocket expense incurred by any Lender or the Funding Agent in connection with such prepayment, as set forth in Section 2.10 hereof. Partial prepayments shall be in a principal amount of not less than $2,000,000.00, and in an integral multiple of $500,000.00.

     (b) Permanent Prepayment of Loans. Amounts permanently prepaid on the Loans whether by way of refinancing, prepayment of Facility B Loans, prepayment of Advances under the Facility B Commitment accompanied by a corresponding reduction in the Facility B Commitment or otherwise, shall be applied to principal, (i) prior to the Term Conversion Date, to permanently reduce the Facility B Commitment by an amount equal to the amount of such prepayment and to prepay the principal amount outstanding under the Facility B Commitment to the extent necessary to prevent the Facility B Loans outstanding from exceeding the Facility B Commitment as so reduced, and (ii) on and after the Term Conversion Date, to prepay the Facility B Loans by an amount equal to the amount of such prepayment pro rata over the repayment schedule set forth in Section 2.4 hereof. Amounts applied to the Facility B Loans shall permanently reduce the Facility B Commitment in an equal amount. Each such prepayment shall be accompanied by a payment of all accrued but unpaid interest and fees with respect to the amount so prepaid. A notice of prepayment shall be irrevocable. Upon receipt of any notice of prepayment, the Funding Agent shall promptly notify each Lender of the contents thereof by telephone or telecopy and of such Lender's ratable portion of the prepayment. Any portion of the Loans which is permanently prepaid may not be reborrowed.

     (c) Facility B Commitment Reduction. The Borrower may, at any time, without penalty (but subject to Section 2.10 hereof), terminate or permanently reduce all or any part of the Facility B Commitment by giving the Funding Agent and the Lenders at least ten (10) Business Days' prior written notice thereof; provided, however, that any reduction shall reduce the Facility B Commitment in a principal amount of at least $2,000,000.00 and in an integral multiple of $500,000.00. The Borrower shall make any required repayment or prepayment of Advances outstanding under the Facility B Commitment, plus accrued interest on such portion of the Facility B Loans and any accrued fees in respect thereof, on or before the effective date of the reduction of the Facility B Commitment, so that the principal amount of the Facility B Loans outstanding after such repayment or prepayment does not exceed the Facility B Commitment as so reduced. The Borrower shall not have any right to rescind any termination or reduction pursuant to this Section 2.6(c).

     Section 2.7 Mandatory Prepayments. In addition to the scheduled repayments and Facility B Commitment reductions provided for in Section 2.4 hereof, the Borrower shall prepay the Obligations as follows:

          (a) Reductions/Prepayments from Asset Sales. Except with respect to Permitted Asset Sales, on the Business Day of the receipt by the Borrower or any Subsidiary of the Borrower of any Net Proceeds with respect to any sale of any equity ownership in or assets of the Borrower or any Subsidiary of the Borrower, (i) prior to the Term Conversion Date, the Facility B Commitment shall be permanently reduced, and (ii) on and after the Term Conversion Date, the Facility B Loans shall be prepaid, by an amount equal to the Facility B Net Proceeds of such sale. Reductions and prepayments under this Section 2.7(a) shall be applied in the order of priority set forth in Section 2.6(b) hereof.

          (b) Loans Exceeding Commitment. If, at any time, the amount of the Facility B Loans then outstanding shall exceed the Facility B Commitment, the Borrower shall on such date make a repayment of the principal amount of the Loans in an amount equal to such excess.

     Section 2.8 Notes; Loan Accounts.

     (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein and shall be evidenced by the Notes. One (1) Facility B Note shall be payable to the order of each Lender, in accordance with their respective Commitment Ratios. The Notes shall be issued by the Borrower to the Lenders and shall be duly executed and delivered by one (1) or more Authorized Signatories of the Borrower.

     (b) Each Lender may open and maintain on its books in the name of the Borrower a loan account with respect to the Loans and interest thereon. Each Lender which opens such a loan account shall debit such loan account for the principal amount of each Advance made by it, and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on its Loans. The records of a Lender with respect to the loan account maintained by it shall be prima facie evidence of the Loans and accrued interest thereon, but the failure of any Lender to make any such notations or any error or mistake in such notations shall not affect the Borrower's repayment obligations with respect to such Loans.

     Section 2.9 Manner of Payment.

     (a) Each payment (including, without limitation, any prepayment) by the Borrower on account of the principal of or interest on the Loans, commitment fees and any other amount owed to the Lenders or the Funding Agent or any of them under this Agreement or the Notes shall be made not later than 1:00 p.m. (New York, New York time) on the date specified for payment under this Agreement to the Funding Agent at the Funding Agent's Office, for the account of the Lenders or the Funding Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Funding Agent after 1:00 p.m. (New York, New York time) shall be deemed received on the next Business Day. Receipt by the Funding Agent of any payment intended for any Lender or Lenders hereunder prior to 1:00 p.m. (New York, New York time) on any Business Day shall be deemed to constitute receipt by such Lender or Lenders on such Business Day. In the case of a payment for the account of a Lender, the Funding Agent will promptly thereafter distribute the amount so received in like funds to such Lender. If the Funding Agent shall not have received any payment from the Borrower as and when due, the Funding Agent will promptly notify the Lenders accordingly.

     (b) The Borrower agrees to pay principal, interest, fees and all other amounts due hereunder, under the Notes or under any other Loan Document without set-off, counterclaim or any deduction whatsoever and free and clear of all taxes (other than taxes based on the income of any Lender), levies and withholding. If the Borrower is required by Applicable Law to deduct any taxes from or in respect of any sum payable to any Agent or any Lender hereunder, under any Note or under any other Loan Document: (i) the sum payable hereunder or thereunder, as applicable, shall be increased to the extent necessary to provide that, after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this Section 2.9(b)), such Agent or such Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions from such sums payable hereunder or thereunder, as applicable, and pay the amount so deducted to the relevant taxing authority as required by Applicable Law; and (iii) the Borrower shall provide such Agent or such Lender, as applicable, with evidence satisfactory to such Agent or such Lender, as applicable, that such deducted amounts have been paid to the relevant taxing authority.

     (c) Prior to the declaration of an Event of Default under Section 8.2 hereof, if some but less than all amounts due from the Borrower are received by the Funding Agent with respect to the Obligations, the Funding Agent shall distribute such amounts in the following order of priority, all on a pro rata basis to the Lenders: (i) to the payment on a pro rata basis of any fees or expenses then due and payable to the Agents, the Lenders, or any of them; (ii) to the payment of interest then due and payable on the Loans; (iii) to the payment of all other amounts not otherwise referred to in this Section 2.9(c) then due and payable to the Agents or the Lenders, or any of them, hereunder or under the Notes or any other Loan Document; and (iv) to the payment of principal then due and payable on the Notes.

     (d) Subject to any contrary provisions in the definition of Interest Period, if any payment under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

     Section 2.10 Reimbursement.

     (a) Whenever any Lender shall sustain or incur any losses or out-of-pocket expenses in connection with (i) failure by the Borrower to borrow or reborrow any Eurodollar Advance after having given notice of its intention to borrow or reborrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof) or (ii) prepayment of any Eurodollar Advance in whole or in part for any reason, the Borrower agrees to pay to such Lender, upon such Lender's demand, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, as set forth in writing and accompanied by calculations in reasonable detail demonstrating the basis for its demand, shall be presumptively correct.

     (b) Losses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, repaid, not borrowed or paid, as the case may be.

     Section 2.11 Pro Rata Treatment.

     (a) Advances. Each Advance shall be made pro rata on the basis of the respective Commitment Ratios of the Lenders.

     (b) Payments. Each payment and prepayment of principal of the Loans and, except as provided in Article 10 hereof, each payment of interest on the Loans, shall be made to the Lenders pro rata on the basis of their respective unpaid principal amounts outstanding under the Facility B Commitment immediately prior to such payment or prepayment. If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off or otherwise) on account of the Loans made by it in excess of its ratable share of the Loans based upon its Commitment Ratio, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11(b) may, to the extent permitted by Applicable Law, exercise all its rights of payment (including, without limitation, the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     Section 2.12 Capital Adequacy. If after the date hereof, the adoption of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change in Applicable Law (whether adopted before or after the Agreement Date) or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Lender's capital as a consequence of its obligations hereunder with respect to the Loans and the Facility B Commitment to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration any Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's capital was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then, upon demand by such Lender, the Borrower shall promptly pay to such Lender such additional amounts as shall be sufficient to compensate such Lender for such reduced return, together with interest on such amount from the fourth (4th) day after the date of demand, until payment in full thereof at the Default Rate. Notwithstanding the foregoing, the Borrower shall only be obligated to compensate such Lender for any amount under this subsection arising or occurring during, in the case of each such request for compensation,
(i) any time or period commencing not more than ninety (90) days prior to the date on which such Lender submits such request, and (ii) any other time or period during which, because of the unannounced retroactive application of such law, regulation, interpretation, request or directive, such Lender could not have known that the resulting reduction in return might arise. A certificate of such Lender setting forth the amount to be paid to such Lender by the Borrower as a result of any event referred to in this paragraph and supporting calculations in reasonable detail shall be presumptively correct.

     Section 2.13 Lender Tax Forms. On or prior to the Agreement Date and on or prior to the first (1st) Business Day of each calendar year thereafter, each Lender which is organized in a jurisdiction other than the United States shall, to the extent permissible under Applicable Law, provide the Funding Agent and the Borrower with two (2) properly executed originals of Form 4224 or 1001 (or any successor form) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Funding Agent and properly executed Internal Revenue Service Form W-8 or W-9, as the case may be, certifying (i) as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes or (ii) that all payments to be made to such Lender hereunder and under the Notes are subject to such taxes at a rate reduced to zero by an applicable tax treaty. Each such Lender agrees to provide the Funding Agent and the Borrower with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Funding Agent and the Borrower.

     Section 2.14 Extension of the Facility B Maturity Date. Not later than sixty (60) days prior to the Facility B Maturity Date, the Borrower may request the Funding Agent and the Lenders to extend the Facility B Maturity Date as it relates to the Facility B Commitment for an additional 364-day period by delivering to the Funding Agent and the Lenders a Request For Extension in substantially the form of Exhibit L attached hereto ("Request for Extension"). The Funding Agent and the Lenders have no obligation to extend the Facility B Maturity Date as it relates to the Facility B Commitment. Any decision to extend the Facility B Maturity Date shall be in the sole and absolute discretion of the Funding Agent and each of the Lenders, and shall be evidenced in a writing executed by each of them, as appropriate. The failure of any such Person to respond to a request for such extension within thirty (30) days of such request shall be presumed to be a decision to not extend. In the event that not all of the Lenders agree to extend, the Majority Lenders may agree to extend the Facility B Maturity Date as herein provided for an amount equal to the sum of the Maximum Dollar Commitments of such extending Lenders. Any Lender deciding not so to extend shall be paid all amounts due and owing to it by the Borrower hereunder (including, without limitation, all principal, fees, interest and compensation in connection therewith as required by Section 2.10 hereof) not later than the Facility B Maturity Date in effect before any extension hereunder. Upon any such agreement to extend the Facility B Maturity Date as it relates to the Facility B Commitment as described in this Section, (a) the dollar amount contained in the definition of "Facility B Commitment" set forth in Article 1 hereof shall, after the Facility B Maturity Date existing before such extension, be equal to the sum of the Maximum Dollar Commitments of such extending Lenders and (b) the term "Facility B Maturity Date" set forth in
Article 1 hereof, as it relates to the Facility B Commitment, shall thereafter be February 16, 2000 (or such earlier date as payment of the Loans shall be due, whether by acceleration or otherwise).

     Section 2.15 Conversion of Facility B Loans to Term Loans. The Borrower shall have the option to convert the Facility B Loans outstanding on the Facility B Maturity Date to a term loan maturing December 31, 2005, subject to and on the terms and conditions set forth below:

          (a) No sooner than ninety (90) days (and not later than  fifteen  (15)
     days) preceding the Facility B Maturity Date, the Borrower shall deliver to the Funding Agent a Term Conversion Request in substantially the form of Exhibit K attached hereto ("Term Conversion Notice"), which, among other things, shall specify (i) the Borrower's election to make such conversion to a term loan, (ii) the date on which such conversion shall occur (the "Term Conversion Date"), which shall be not later than the Facility B Maturity Date and (iii) whether such Loans shall be Prime Rate Loans or Eurodollar Loans and the Interest Periods therefor (if applicable) on the Term Conversion Date;

          (b) No Default or Event of Default shall exist on the date such Term Conversion Request is delivered, or on the Term Conversion Date; and no Default or Event of Default shall exist after giving effect to such conversion; and

          (c) On or prior to the Term Conversion Date, the Borrower shall have obtained all Necessary Authorizations for such extension of loan maturity effected by the term loan conversion and delivered to Co-Administrative
     Agents such evidence of such Necessary Authorizations as the Co-Administrative Agents or its counsel may reasonably request.


                                    ARTICLE 3

                              Conditions Precedent

     Section 3.1 Conditions Precedent to Effectiveness. The terms and conditions of this Agreement shall become operative and effective upon fulfillment of each of the following conditions:

          (a) The Co-Administrative Agents shall have received each of the following, in form and substance satisfactory to each of them:

               (i) duly executed Facility B Notes;

               (ii) duly executed Facility A Loan Agreement;

               (iii) duly executed Borrower Pledge Agreement, together with appropriate stock certificate and stock power;

               (iv) duly executed VCOC Guaranty executed and delivered by VCOC;

               (v) copies of insurance binders or certificates covering the assets of the Borrower and its Subsidiaries and otherwise meeting the requirements of Section 5.5 hereof;

               (vi) legal opinions of (i) Richard C. Rowlenson, Executive Vice President and General Counsel of Vanguard; (ii) Schell, Bray, Aycock, Abel & Livingston, North Carolina counsel; and (iii) Latham & Watkins, FCC counsel; each as counsel to Vanguard, the Borrower and its Subsidiaries, addressed to each Lender and the Co-Administrative Agents, and dated as of the Agreement Date;

               (vii) opinion of Powell, Goldstein, Frazer & Murphy LLP, special counsel to the Co-Administrative Agents, addressed to the Co-Administrative Agents and the Lenders and dated as of the Agreement Date, and the Co-Administrative Agents hereby instruct such counsel to deliver such opinion to the Funding Agent and the

          Lenders;

               (viii) duly executed Certificate of Financial Condition for the Borrower and its Subsidiaries on a consolidated basis, given by the chief financial officer of the Borrower;

               (ix) copies of the most recent quarterly and annual financial statements of Vanguard and its Subsidiaries which have been provided to each Lender pursuant to Sections 6.1 and 6.2 hereof, certified by the chief financial officer of the Borrower;

               (x) any required FCC consents or other required consents to the closing of this Agreement or to the execution, delivery and performance of this Agreement and the other Loan Documents, or any of them, each of which shall be in form and substance satisfactory to the Co-Administrative Agents and the Lenders;

               (xi) the loan certificate of the Borrower, in substantially the form of Exhibit H-1 attached hereto, including a certificate of incumbency with respect to each Authorized Signatory, together with appropriate attachments which shall include, without limitation, (A) a copy of the Articles of Incorporation of the Borrower, certified to be true, complete and correct by the North Carolina Secretary of State,
          (B) certificates of good standing or foreign qualification for the Borrower issued by the Secretary of State or similar state official for each state in which the Borrower is required to qualify to do business, (C) a true, complete and correct copy of the By-Laws of the Borrower, as in effect on the Agreement Date, (D) a true, complete and correct copy of the resolutions of the Borrower authorizing it to execute, deliver and perform this Agreement and the other Loan Documents and (E) a true, complete and correct copy of any shareholders' agreements or voting trust agreements in effect with respect to the stock of the Borrower;

               (xii) the loan certificate of VCOC, in substantially the form of Exhibit H-2 attached hereto, including a certificate of incumbency with respect to each Authorized Signatory, together with appropriate attachments which shall include, without limitation, (A) a copy of the Certificate of Incorporation of VCOC, certified to be true, complete and correct by the Delaware Secretary of State, (B) certificates of good standing or foreign qualification for VCOC issued by the Secretary of State or similar state official for each state in which the Borrower is required to qualify to do business, (C) a true, complete and correct copy of the By-Laws of VCOC, as in effect on the Agreement Date, (D) a true, complete and correct copy of the resolutions of VCOC authorizing it to execute, deliver and perform this Agreement and the other Loan Documents and (E) a true, complete and correct copy of any shareholders' agreements or voting trust agreements in effect with respect to the stock of VCOC;

               (xiii) duly executed Vanguard Pledge Agreement, together with appropriate stock certificate and stock power;

               (xiv) duly executed Vanguard Guaranty;

               (xv) a loan certificate of Vanguard, in substantially the form of Exhibit H-3 attached hereto, including a certificate of incumbency with respect to each authorized signatory of Vanguard, together with appropriate attachments which shall include, without limitation, (A) a copy of the Articles of Incorporation of Vanguard, certified to be true, complete and correct by the North Carolina Secretary of State,
          (B) certificates of good standing or foreign qualification for Vanguard issued by the Secretary of State or similar state official for each state in which Vanguard is required to qualify to do business, (C) a true, complete and correct copy of the By-Laws of Vanguard, as in effect on the Agreement Date, (D) a true, complete and correct copy of the resolutions of Vanguard authorizing it to execute, deliver and perform the Loan Documents to which it is a party and (E) a true, complete and correct copy of any shareholders' agreements or voting trust agreements in effect with respect to the stock of Vanguard;

               (xvi) UCC-1 lien and judgment search results with respect to the Borrower, its Subsidiaries and Vanguard; and

               (xvii) all such other documents as either Co-Administrative Agent or any Lender may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

          (b) The Co-Administrative Agents and the Lenders shall have received evidence satisfactory to them that all Necessary Authorizations, including all necessary consents to the closing of this Agreement, have been obtained or made, are in full force and effect and are not subject to any pending or threatened reversal or cancellation and the Co-Administrative Agents and the Lenders shall have received a certificate of an Authorized Signatory so stating.

          (c) The Co-Administrative Agents, the Lenders and Powell, Goldstein, Frazer & Murphy LLP, special counsel to the Co-Administrative Agents, shall have received payment of all fees due and payable on the Agreement Date.

          (d) There shall have occurred no Materially Adverse Effect.

          (e) Each of the Co-Administrative Agents and the Lenders shall have received a Performance Certificate setting forth, as of the Agreement Date, on a pro forma basis the arithmetic calculations required to establish whether or not the Borrower is in compliance with the requirements set forth in Sections 7.8, 7.9, 7.10 and 7.11 hereof.

     Section 3.2 Conditions Precedent to Each Advance. The obligation of the Lenders to make each Advance is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such
Advance:

          (a) All of the representations and warranties under this Agreement and the other Loan Documents (including, without limitation, all representations and warranties with respect to the Borrower's Subsidiaries), which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of such Advance and after giving effect to any updates to information provided to the Lenders in accordance with the terms of such representations and warranties and no Default shall then exist or be caused thereby;

          (b) With respect to Advances which, if funded, would increase the aggregate principal amount of Loans outstanding hereunder, the Funding Agent shall have received a duly executed Request for Advance;

          (c) Each of the Co-Administrative Agents and the Lenders shall have received all such other certificates, reports, statements, opinions of counsel or other documents as the Co-Administrative Agents or any Lender may reasonably request; and

          (d) There shall have occurred no Materially Adverse Effect.

The acceptance of the proceeds of any Loans which would increase the aggregate dollar amount of the Loans outstanding shall be deemed to be a representation and warranty by the Borrower as to compliance with this Section 3.2 on the date any such Loan is made.


                                    ARTICLE 4

                         Representations and Warranties

     Section 4.1 Representations and Warranties. The Borrower hereby agrees, represents and warrants in favor of each Agent and each Lender that:

          (a) Organization; Ownership; Power; Qualification. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Borrower has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. The Borrower's sole shareholder is Vanguard. Each Subsidiary of the Borrower is a corporation or partnership, as applicable, duly organized, validly existing and in good standing under the laws of the state of its formation and has the corporate or partnership power, as applicable, and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. The Borrower and each of its Subsidiaries are duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization.

          (b) Authorization; Enforceability. The Borrower has the corporate power and has taken all necessary corporate action to authorize it to borrow hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrower and is, and each of the other Loan Documents to which the Borrower is party is, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower).

          (c) Subsidiaries: Authorization; Enforceability. The Borrower's Subsidiaries, the VCS Subsidiary and the Unrestricted Subsidiaries and the Borrower's direct and indirect ownership thereof are as set forth as of the Agreement Date on Schedule 4 attached hereto and the Borrower has the unrestricted right to vote the issued and outstanding ownership interests of the Subsidiaries shown thereon; such ownership interests of such Subsidiaries and the Unrestricted Subsidiaries have been duly authorized and issued and are fully paid and nonassessable. Each Subsidiary of the Borrower has the corporate or partnership power and has taken all necessary corporate or partnership action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such Loan Documents. Each of the Loan Documents to which any Subsidiary of the Borrower is party is a legal, valid and binding obligation of such Subsidiary enforceable against such Subsidiary in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of any such Subsidiary).

          (d) Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance, in accordance with their respective terms, by the Borrower of this Agreement and the Notes, and by the Borrower and its Subsidiaries of each of the other Loan Documents to which they are respectively party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval, governmental or otherwise, not already obtained, (ii) violate any Applicable Law respecting the Borrower or any Subsidiary of the Borrower, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws, as amended, of the Borrower or of any Subsidiary of the Borrower, or under any indenture, agreement, or other instrument, including, without limitation, the Licenses, to which the Borrower or any of its Subsidiaries is a party or by which any of them or any of their respective properties may be bound or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Subsidiaries, except for Permitted Liens.

          (e) Business. The Borrower, together with its Subsidiaries, is primarily engaged in the business of owning, operating and investing in Cellular Systems and other wireless communications and related businesses.

          (f) Licenses; Necessary Authorizations. The Licenses have been duly authorized by the grantors thereof and are in full force and effect. The Borrower and its Subsidiaries are in compliance in all material respects with all of the provisions thereof. The Borrower and its Subsidiaries have secured all Necessary Authorizations and all such Necessary Authorizations are in full force and effect. Neither any License nor any Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened revocation.

          (g) Compliance with Law. The Borrower and its Subsidiaries, the VCS Subsidiary and the Unrestricted Subsidiaries are in substantial compliance with all material Applicable Law.

          (h) Title to Assets. The Borrower has good, legal and marketable title to, or a valid leasehold interest in, all of its assets. Each of the Borrower's Subsidiaries has good, legal and marketable title to, or a valid leasehold interest in, all of its assets. None of such properties or assets is subject to any Liens, except for Permitted Liens. Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names the Borrower or any of its Subsidiaries as debtor or which covers or purports to cover any of the assets of the Borrower or any of its Subsidiaries is currently effective and on file in any state or other jurisdiction, and neither the Borrower nor any of its Subsidiaries has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing.

          (i) Litigation. Except for the litigation disclosed in Schedule 5 attached hereto, there is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator which is reasonably likely to have a Materially Adverse Effect or which purports to affect this Agreement or the transactions contemplated hereby.

          (j) Taxes. All federal, state and other tax returns of the Borrower, each of its Subsidiaries, the VCS Subsidiary and each Unrestricted Subsidiary required by law to be filed have been duly filed and all federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the Borrower, any of its Subsidiaries, the VCS Subsidiary or any Unrestricted Subsidiary or imposed upon the Borrower, any of its Subsidiaries, the VCS Subsidiary or any Unrestricted Subsidiary or any of their respective properties, income, profits or assets, which are due and payable, have been paid, except any such taxes (i) (x) the payment of which the Borrower, any of its Subsidiaries, the VCS Subsidiary or any Unrestricted Subsidiary is diligently contesting in good faith by appropriate proceedings, (y) for which adequate reserves have been provided on the books of the Borrower or the Subsidiary of the Borrower or the VCS Subsidiary or Unrestricted Subsidiary involved in accordance with GAAP and
     (z) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced, or
     (ii) which may result from audits not yet conducted. The charges, accruals and reserves on the books of the Borrower, each of its Subsidiaries, the VCS Subsidiary and of each Unrestricted

     Subsidiary in respect of taxes are, in the judgment of the Borrower, adequate.

          (k) Financial Statements. The Borrower has furnished or caused to be furnished to the Co-Administrative Agents and the Lenders a Form 10-K for Vanguard and its Subsidiaries on a consolidated basis for the fiscal year ended December 31, 1996 and audited financial statements for the fiscal year ended December 31, 1996, all of which, together with other financial statements furnished to the Lenders subsequent to the Agreement Date are, to the best knowledge of the Borrower, complete and correct in all material respects and present fairly in accordance with GAAP the financial condition of Vanguard and its Subsidiaries on a consolidated basis on and as at such dates and the results of operations for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments). Neither the Borrower nor any of its Subsidiaries has any material liabilities, contingent or otherwise, other than as disclosed in the financial statements referred to in the preceding sentence or as set forth or referred to in this Agreement, and there are no material unrealized losses of the Borrower or any of its Subsidiaries and no anticipated losses of the Borrower or any of its Subsidiaries other than those which have been previously disclosed in writing to the Funding Agent and the Lenders and identified as such.

          (l) No Adverse Change. Since December 31, 1996, there has occurred no event which has had or which could have a Materially Adverse Effect.

          (m) ERISA. The Borrower and each Subsidiary of the Borrower and each of their respective Plans are in compliance with ERISA and the Code and neither the Borrower nor any of its Subsidiaries has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrower, each of its Subsidiaries, and each other ERISA Affiliate have complied with all requirements of Section 4980B of the Code and Sections 601 through 609 of ERISA. Neither the Borrower nor any of its Subsidiaries has made any promises of retirement or other benefits to employees, except as set forth in their respective Plans, in written agreements with such employees, or in the Borrower's employee handbook and memoranda to employees. Neither the Borrower nor any of its Subsidiaries has incurred any material liability to PBGC in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which PBGC would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (as defined in Section 4041 of ERISA) due under such Plan upon termination. No Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of the Borrower or any of its Subsidiaries, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust, to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code. Neither the Borrower nor any of its Subsidiaries is a participant in or is obligated to make any payment to a Multiemployer Plan. Neither the Borrower nor any of its Subsidiaries (1) has had either a complete withdrawal or a partial withdrawal under Section 4201 et. seq. of ERISA from a Multiemployer Plan which had

     "unfunded  vested  benefits" within the meaning of Section 4211 of ERISA or
     (2) has ever received a notice and demand from the plan sponsor of a Multiemployer Plan under Section 4219(b)(1) of ERISA. For purposes of this
     Section 4.1(m), the term "Subsidiaries" shall include the VCS Subsidiary and the Unrestricted Subsidiaries.

          (n) Compliance with Regulations G, T, U and X. Neither the Borrower nor any Subsidiary of the Borrower nor any Unrestricted Subsidiary is engaged principally in or has as one of its important activities the business of purchasing or carrying, or extending credit for the purpose of purchasing or carrying, any margin stock within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System; nor will any proceeds of the Loans be used for such purpose, other than Investments in Geotek Communications, Inc., a Delaware corporation, made prior to the Agreement Date in compliance with the provisions of such Regulations G, T, U and X. Not more than twenty-five percent (25%) (or such greater percentage as provided in the exclusions from the definition of "indirectly secured" contained in such Regulations G, T, U and X in effect at the time of the making of such Advance) of the value of the assets of the Borrower and its Subsidiaries is derived from assets constituting margin stock.

          (o) Investment Company Act. Neither the Borrower nor any of its Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower and its Subsidiaries of this Agreement nor the issuance of the Notes violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act.

          (p) Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the execution and delivery of this Agreement. Neither the Borrower nor any of its Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the performance, in accordance with their respective terms, of this Agreement or any other Loan Document.

          (q) Absence of Default; etc. The Borrower and its Subsidiaries are in compliance in all respects with all of the provisions of their respective Certificates or Articles of Incorporation, By-Laws and Partnership Agreements, and no event has occurred or failed to occur (including, without limitation, any matter which could create a Default by cross-default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or with the passage of time or giving of notice or both would constitute, (i) an Event of Default or (ii) a material default by the Borrower or any of its Subsidiaries under any indenture, agreement or other instrument relating to Indebtedness of the Borrower or any of its Subsidiaries in the amount of $1,000,000.00 or more, any License, or any judgment, decree or order to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their respective properties may be bound or affected. Neither the Borrower nor any of its Subsidiaries is a party to or bound by any contract or agreement continuing after the Agreement Date, or is bound by any Applicable Law, that could have a Materially Adverse Effect or result in the loss of any License issued by the FCC.

          (r) Accuracy and Completeness of Information. All information, reports, prospectuses and other papers and data relating to the Borrower or any of its Subsidiaries, any Unrestricted Subsidiary or the VCS Subsidiary and furnished by or on behalf of the Borrower or any of its Subsidiaries, any Unrestricted Subsidiary or the VCS Subsidiary to the Co-Administrative Agents or the Lenders were, at the time furnished, true, complete and correct in all material respects to the extent necessary to give the Co-Administrative Agents and the Lenders true and accurate knowledge of the subject matter. No fact or situation is currently known to the Borrower which has had or which could reasonably be expected to have a Materially Adverse Effect.

          (s) Agreements with Affiliates and Management Agreements. Except as set forth as of the Agreement Date on Schedule 6 attached hereto, and except for agreements or arrangements with Affiliates wherein the Borrower or one (1) or more of its Subsidiaries provides services to such Affiliates for fair consideration, neither the Borrower nor any of its Subsidiaries has (i) any written agreements or binding arrangements of any kind with any Affiliate (other than the Borrower or any of its Subsidiaries) or (ii) any management or consulting agreements of any kind with any Affiliate (other than the Borrower or any of its Subsidiaries), other than employment agreements.

          (t) Payment of Wages. The Borrower and each of its Subsidiaries are in compliance with the Fair Labor Standards Act, as amended, in all material respects, and the Borrower and each of its Subsidiaries have paid all minimum and overtime wages required by law to be paid to their respective employees.

          (u) Priority. The Security Interest is a valid and perfected first priority security interest in the Collateral in favor of the Collateral Agent, for the benefit of itself and the Lenders, securing, in accordance with the terms of the Security Documents, the outstanding Obligations, and the Collateral is subject to no Liens other than Permitted Liens. The Liens created by the Security Documents are enforceable as security for the outstanding Obligations in accordance with their terms with respect to the Collateral subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any of its Subsidiaries, as the case may be).

          (v) Indebtedness. Except as shown on the audited financial statements of Vanguard and its Subsidiaries for the fiscal year ended December 31, 1996, and except for the Advances and Guaranties hereunder, neither the Borrower nor any of its Subsidiaries has outstanding, as of the Agreement Date, any Indebtedness for Money Borrowed.

          (w) Investments. All Investments of the Borrower and its Subsidiaries are shown as of the Agreement Date on Schedule 7 attached hereto.

     Section 4.2 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement shall be deemed to be made, and shall be true and correct, at and as of the Agreement Date and on the date of each Advance except to the extent relating specifically to an earlier date or time period. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Lenders and the Agents, any investigation or inquiry by any Lender or any Agent, or the making of any Advance under this Agreement.

                                    ARTICLE 5

                                General Covenants

So long as any of the Obligations is outstanding and unpaid or the Borrower shall have the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Majority Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing:

     Section 5.1 Preservation of Existence and Similar Matters. The Borrower will, and will cause each of its Subsidiaries to:

          (i) preserve and maintain its existence, rights, franchises, licenses and privileges in the state of its incorporation, including, without limiting the foregoing, the Licenses and all other Necessary Authorizations; and

          (ii) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

     Section 5.2 Business; Compliance with Applicable Law. The Borrower will, and will cause each of its Subsidiaries to, (a) engage primarily in the business of owning, operating and investing in Cellular Systems and other wireless communications and related businesses and (b) comply with the requirements of all Applicable Law. The Borrower will cause each Unrestricted Subsidiary and the VCS Subsidiary to comply in all material respects with the requirements of all Applicable Law.

     Section 5.3 Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties used in their respective businesses (whether owned or held under lease), other than obsolete equipment or unused assets and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

     Section 5.4 Accounting Methods and Financial Records. The Borrower will, and will cause each of its Subsidiaries on a consolidated basis with the Borrower to, and will cause the Unrestricted Subsidiaries separately to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP and keep accurate and complete records of their respective properties and assets. The Borrower and its Subsidiaries will maintain a fiscal year ending on December 31.

     Section 5.5 Insurance. The Borrower will, and will cause each of its Subsidiaries and the Unrestricted Subsidiaries to:

          (a) Maintain insurance including, but not limited to, business interruption coverage and public liability coverage insurance from responsible companies in such amounts and against such risks to the Borrower and each of its Subsidiaries and the Unrestricted Subsidiaries as is prudent and reasonably acceptable to the Co-Administrative Agents (including, without limitation, larceny, embezzlement or other criminal misappropriation insurance).

          (b) Keep their respective assets insured by insurers on terms and in a manner reasonably acceptable to the Co-Administrative Agents against loss or damage by fire, theft, burglary, loss in transit, explosions and hazards insured against by extended coverage, in amounts which are prudent for the cellular telephone and wireless communications industry and reasonably satisfactory to the Co-Administrative Agents, all premiums thereon to be paid by the Borrower and its Subsidiaries and the Unrestricted Subsidiaries.

          (c) Require that each insurance policy relating to the Borrower or any of its Subsidiaries provide for at least thirty (30) days' prior written notice (ten (10) days for cancellation from nonpayment) to the Collateral Agent of any termination of or proposed cancellation or nonrenewal of such policy, and name the Collateral Agent as additional named loss payee and additional insured to the extent of the Obligations.

     Section 5.6 Payment of Taxes and Claims. The Borrower will, and will cause each of its Subsidiaries, the VCS Subsidiary and each Unrestricted Subsidiary to, pay and discharge all taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of their properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books in accordance with GAAP, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower will, and will cause each of its Subsidiaries, the VCS Subsidiary and each Unrestricted Subsidiary to, timely file all information returns required by federal, state or local tax authorities.

     Section 5.7 Visits and Inspections. The Borrower will, and will cause each of its Subsidiaries to, permit representatives of any of the Agents and any of the Lenders, upon reasonable notice, to (i) visit and inspect the properties of the Borrower or any of its Subsidiaries during business hours, (ii) inspect and make extracts from and copies of their respective books and records and (iii) discuss with their respective principal officers their respective businesses, assets, liabilities, financial condition, results of operations and business prospects. The Borrower and each of its Subsidiaries will also permit representatives of any of the Agents and any of the Lenders to discuss with their respective auditors their respective businesses, assets, liabilities, financial condition, results of operations and business prospects.

     Section 5.8 Payment of Indebtedness; Loans. Subject to any provisions herein or in any other Loan Document, the Borrower will, and will cause each of its Subsidiaries to, pay any and all of their respective Indebtedness when and as it becomes due, other than (i) amounts diligently disputed in good faith and for which adequate reserves have been set aside in accordance with GAAP and (ii) trade payables, which shall be paid in a manner consistent with past practice.

     Section 5.9 Use of Proceeds. The Borrower will use the aggregate proceeds of all Advances (i) to refinance existing Indebtedness for Money Borrowed, (ii) to fund Capital Expenditures, (iii) to acquire Cellular Systems and to make Investments and Acquisitions as permitted hereunder and (iv) for working capital and other general corporate purposes. No proceeds of Advances hereunder shall be used for the purpose of purchasing or carrying or extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System other than Investments in Geotek Communications, Inc., a Delaware corporation, made prior to the Agreement Date in compliance with the provisions of such Regulations G, T, U and X.

     Section 5.10 Payment of Wages. The Borrower and each of its Subsidiaries shall at all times comply, in all material respects, with the requirements of the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time.

     Section 5.11 Indemnity. The Borrower, for itself and on behalf of each of its Subsidiaries agrees, jointly and severally, to indemnify and hold harmless each Lender and each Agent, and each of their respective affiliates, employees, representatives, officers and directors (any of the foregoing shall be an "Indemnitee") from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, attorneys' fees and expenses (as such fees and expenses are incurred), and other expenses (including, without limitation, fees and expenses of experts, agents and consultants) and demands by any party, including the costs of investigating and defending such claims, whether or not the Borrower, any Subsidiary or the Person seeking indemnification is the prevailing party: (a) resulting from any breach or alleged breach by the Borrower or any Subsidiary of the Borrower of any representation or warranty made hereunder or under any other Loan Document; or (b) arising out of (i) the Facility B Commitment or otherwise under this Agreement or under any other Loan Document, including the use of the proceeds of Loans hereunder in any fashion by the Borrower or the performance of their respective obligations under the Loan Documents by the Borrower or any of its Subsidiaries, (ii) allegations of any participation by the Lenders or the Agents, or any of them, in the affairs of the Borrower or any of its Subsidiaries, any Unrestricted Subsidiary or the VCS Subsidiary, or allegations that any of them has any joint liability with the Borrower or any of its Subsidiaries, any Unrestricted Subsidiary or the VCS Subsidiary for any reason, or (iii) any claims against the Lenders or the Agents, or any of them, by any shareholder or other investor in or lender to the Borrower or any Subsidiary of the Borrower, by any brokers or finders or investment advisers or investment bankers retained by the Borrower or by any other third party, arising out of the Facility B Commitment or otherwise under this Agreement; or (c) in connection with taxes, fees and other charges payable in connection with the Loans, or the execution, delivery and enforcement of this Agreement, the Security Documents and the other Loan Documents, and any amendments thereto or waivers of any of the provisions thereof, except to the extent that the Person seeking indemnification hereunder is determined in such case to have acted in breach hereof (in such a manner as to give rise to the claims, liabilities, obligations, losses, damages, penalties, actions, attorneys' fees and expenses and other expenses and demands for which indemnification is being sought) or with gross negligence or willful misconduct, in any case, by a final, non-appealable judicial order of a court of competent jurisdiction. The obligations of the Borrower and the Subsidiaries under this
Section 5.11 are in addition to, and shall not otherwise limit, any liabilities which the Borrower or any Subsidiary might otherwise have in connection with any warranties or similar obligations of the Borrower in any other agreement or instrument or for any other reason.

     Section 5.12 Interest Rate Hedging. The Borrower shall enter into, and shall maintain during the term of this Agreement, one or more Interest Rate Hedge Agreements which shall provide interest rate protection on terms reasonably acceptable to the Co-Administrative Agents and the Syndication Agent, such terms to include consideration of the creditworthiness of the other party to the proposed Interest Rate Hedge Agreement. All obligations of the Borrower to any of the Agents or any of the Lenders or any affiliate of any such Lender pursuant to any Interest Rate Hedge Agreement shall rank pari passu with all other Obligations.


                                    ARTICLE 6

                              Information Covenants

So long as any of the Obligations is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Lenders shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to each Lender and each Co-Administrative Agent, at their respective offices:

     Section 6.1 Quarterly Financial Statements and Information. Within forty-five (45) days after the last day of each of the first three (3) quarters of each fiscal year of the Borrower, (a) for Vanguard and its Subsidiaries and the VCS Subsidiary on a consolidated basis, a balance sheet as at the end of such quarter and as of the end of the preceding fiscal year, and the related statements of operations for such quarter and the elapsed portion of the year ended with the last day of such quarter and the related statements of cash flows for the elapsed portion of the year ended with the last day of such quarter, and (b) for each Unrestricted Subsidiary, a balance sheet as at the end of such quarter and as of the end of the preceding fiscal year, and the related statements of cash flows for the elapsed portion of the year ended with the last day of such quarter, each of which shall set forth in comparative form such figures as at the end of and for such quarter and appropriate prior period, to the extent set forth in Vanguard's Form 10-Q as filed with the Securities and Exchange Commission for such quarter, and shall be certified by the chief financial officer of the Borrower, to be, in his or her opinion, complete and correct in all material respects and to present fairly, in accordance with GAAP, the financial condition of Vanguard on a consolidated basis with its Subsidiaries and the VCS Subsidiary, and each Unrestricted Subsidiary, as applicable, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments.

     Section 6.2 Annual Financial Statements and Information. Within ninety (90) days after the end of each fiscal year of the Borrower, (a) for Vanguard and its Subsidiaries and the VCS Subsidiary on a consolidated basis an audited balance sheet, as of the end of such fiscal year and the related audited statements of operations for such fiscal year and for the previous two (2) fiscal years, the related audited statements of changes in shareholders' equity for such fiscal year and for the previous two (2) fiscal years, and related audited statements of cash flows of such fiscal year and for the previous two (2) fiscal years, and
(b) for the Unrestricted Subsidiaries individually, or on a consolidated basis with each other, an audited balance sheet as of the end of such fiscal year and the related audited statements of operations for such fiscal year and for the previous two (2) fiscal years, if available, the related audited statements of changes in shareholders' equity for such fiscal year and for the previous two
(2) fiscal years, if available, and the related audited cash flows for such fiscal year and for the previous two (2) fiscal years, if available, each of which shall be accompanied by an unqualified opinion of Arthur Andersen & Co. or other independent certified public accountants of recognized national standing acceptable to the Co-Administrative Agents.

     Section 6.3 Performance Certificates. At the time the financial statements are furnished pursuant to Sections 6.1 and 6.2 hereof, a certificate of the president or chief financial officer of the Borrower as to its financial performance, in substantially the form of Exhibit I attached hereto:

          (a) setting forth as and at the end of such quarterly period or fiscal year, as the case may be, the arithmetical calculations required to establish (i) any interest rate adjustment, as provided for in Section 2.3(f) hereof and (ii) whether or not the Borrower was in compliance with the requirements of Sections 7.7, 7.8, 7.9, 7.10 and 7.11 hereof;

          (b) setting forth on a consolidated basis for the Borrower and its Subsidiaries for each such fiscal quarter (i) the number of cellular telephone subscribers at the beginning of the quarter, (ii) the number of gross new cellular telephone subscribers added and deactivated cellular telephone subscribers lost during the quarter and (iii) the number of cellular telephone subscribers at the end of the quarter;

          (c) stating that, to the best of his or her knowledge, no Default has occurred as at the end of such quarterly period or year, as the case may be, or, if a Default has occurred, disclosing each such Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default; and

          (d) summarizing the nature and individual and aggregate dollar amounts of all Investments and Acquisitions made by the Borrower or any of its Subsidiaries since the Agreement Date and stating that each such Investment or Acquisition was made in accordance with the terms and conditions set forth in Section 7.6 hereof.

     Section 6.4 Copies of Other Reports.

     (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower by the Borrower's independent public accountants regarding the Borrower, including, without limitation, any management report prepared in connection with the annual audit referred to in Section 6.2 hereof.

     (b) Promptly upon receipt thereof, copies of any material adverse notice or report regarding any License from the FCC.

     (c) From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel prepared for the Agents and the Lenders, or any of them, documents or further information regarding the business, assets, liabilities, financial condition, projections, results of operations or business prospects of the Borrower or any of its Subsidiaries, any Unrestricted Subsidiary or the VCS Subsidiary, as any Agent or any Lender may reasonably request.

     (d) Annually, a certificate of insurance indicating that the requirements of Section 5.5 hereof remain satisfied for such fiscal year.

     (e) Promptly following the making of any Investment or Acquisition having an aggregate value of $2,000,000.00 or more by the Borrower or any of its Subsidiaries, a brief description, including the nature and dollar amount, of such Investment or Acquisition, together with a certificate of an Authorized Signatory stating that such Investment or Acquisition was made in accordance with the terms and conditions set forth in Section 7.6 hereof.

     (f) Promptly following the filing thereof, any filings made by Vanguard with the SEC or any reports provided by Vanguard to its shareholders.

     Section 6.5 Notice of Litigation and Other Matters. Notice specifying the nature and status of any of the following events, promptly, but in any event not later than ten (10) days after any officer of the Borrower becomes aware of the occurrence of any of the following events:

          (i) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator in which the recovery sought against the Borrower or any of its Subsidiaries is greater than or equal to $1,000,000.00, or which, to the extent known to the Borrower, in any other way relate materially adversely to the Borrower, any Subsidiary of the Borrower, any Unrestricted Subsidiary, the VCS Subsidiary, or any of their respective properties, assets or businesses or any License;

          (ii) any material adverse change with respect to the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any Subsidiary of the Borrower or any Unrestricted Subsidiary other than changes in the ordinary course of business which have not had and could not have a Materially Adverse Effect;

          (iii) any material amendment or change to the financial projections provided to the Lenders by the Borrower prior to the Agreement Date;

          (iv) any Default or the occurrence or non-occurrence of any event (A) which constitutes, or which with the passage of time or giving of notice or both would constitute a default by the Borrower or any Subsidiary of the Borrower or Vanguard under any material agreement other than this Agreement to which the Borrower or any Subsidiary of the Borrower or Vanguard is party or by which any of their respective properties may be bound, or (B) which could have a Materially Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

          (v) the occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower or any of its Subsidiaries or the institution or threatened institution by PBGC of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan;

          (vi) the occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in Section 4.1(m) hereof; and

          (vii) the change of any rating assigned by any of the Rating Agencies to the Vanguard Debentures.

                                    ARTICLE 7

                               Negative Covenants

So long as any of the Obligations is outstanding and unpaid or the Borrower has a right to borrow from the Lenders hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Majority Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise give their prior consent in writing:

     Section 7.1 Indebtedness of the Borrower and its Subsidiaries. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except and so long as no Default then exists or would be caused thereby:

          (a) The Obligations and the "Obligations" under the Facility A Loan Agreement;

          (b) Current accounts payable, accrued expenses and customer advance payments incurred in the ordinary course of business;

          (c) Capitalized Lease Obligations in an amount for the Borrower on a consolidated basis with its Subsidiaries not in excess, together with the Indebtedness permitted under subsections (e), (h) and (j) of this Section 7.1, of $50,000,000.00 in the aggregate at any one time outstanding;

          (d) Unsecured Subordinated Debt of the Borrower (including, without limitation, seller notes issued in conjunction with Acquisitions permitted under Section 7.6 hereof), provided that (i) such Subordinated Debt is subordinated to the prior payment and performance of the Obligations, (ii) under the terms of such Subordinated Debt there shall be no mandatory payment or mandatory prepayment of principal in respect thereof prior to one (1) year following the latest potential Maturity Date, (iii) such Subordinated Debt contains terms and conditions no more onerous than contained herein, (iv) such Subordinated Debt has no benefit of any Guaranty and (v) both before and after giving effect to the incurrence of such Subordinated Debt, the Borrower shall be in compliance with the terms of this Agreement, including, without limitation, Sections 7.7, 7.8, 7.9, 7.10, 7.11 and 7.12 hereof, and the Borrower shall have delivered to the Lenders pro forma projections demonstrating such compliance;

          (e) Indebtedness secured by Permitted Liens, provided that the aggregate amount of Capitalized Lease Obligations secured or deemed to be secured by such Permitted Liens does not exceed the threshold for Capital Lease Obligations set forth in Section 7.1(c) hereof, and so long as such Indebtedness secured by Permitted Liens, when added to all Indebtedness permitted under subsections (h) and (j) of this Section 7.1, does not exceed $25,000,000.00 in the aggregate;

          (f) Obligations under Interest Rate Hedge Agreements with respect to the Loans;

          (g) Indebtedness of the Borrower or any of its Subsidiaries to the Borrower or any other Subsidiary and Indebtedness expressly permitted under Sections 7.5 and 7.15 hereof,

          (h) Other Indebtedness which, together with the other Indebtedness referred to in subsections (e) and (j) above, does not exceed $25,000,000.00 in the aggregate at any one time outstanding; provided such additional Indebtedness is either (a) purchase money Indebtedness of the Borrower or any of its Subsidiaries that, within thirty (30) days of such purchase, is incurred or assumed to finance part or all of (but not more than) the purchase price of a tangible asset in which neither the Borrower nor such Subsidiary had at any time prior to such purchase any interest other than a security interest or an interest as lessee under an operating lease or (b) Indebtedness to finance the purchase of subscriber equipment, such as cellular mobile telephones, cellular portable telephones, speakers, mounting hardware, subscriber test equipment and similar equipment purchased by the Borrower or a Subsidiary in the ordinary course of business of such Person, to the extent that the subscriber equipment financed thereby (x) has been sold to customers of the Borrower or any Subsidiary and (y) the sales price thereof to any such customer has been financed by the Borrower or such Subsidiary;

          (i) Investments permitted by Section 7.6 hereof in the form of unsecured Indebtedness; and

          (j) Other unsecured Indebtedness in an amount for the Borrower on a consolidated basis with its Subsidiaries not in excess, together with the Indebtedness permitted under subsections (e) and (h) of this Section 7.1, of $25,000,000.00 in the aggregate at any one time outstanding.

     Section 7.2 Limitation on Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens.

     Section 7.3 Amendment and Waiver. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any amendment of, or agree to or accept or consent to any waiver of any of the material provisions of its articles or certificate of incorporation, by-laws or partnership agreement, as appropriate, which amendment or waiver is adverse to the interests of the Lenders, or any amendment of any document relating to any Subordinated Debt of the Borrower or any of its Subsidiaries.

     Section 7.4 Liquidation, Merger, or Disposition of Assets.

     (a) Disposition of Assets. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time sell, lease, abandon or otherwise dispose of any assets (other than obsolete or immaterial assets disposed of in the ordinary course of business); provided, however, that if no Default exists or would be caused thereby, the Borrower and its Subsidiaries may:

          (i) (A) sell towers in the ordinary course of business so long as the Net Proceeds are applied as provided in Section 2.6(a) hereof or (B) enter into Tower Sale/Leaseback Transactions in the ordinary course of business;

          (ii) sell or dispose of assets or exchange assets for assets related to the Borrower's business, the aggregate net Cash Flow corresponding to which when aggregated with aggregate net Cash Flow corresponding to all other Permitted Asset Sales does not exceed (A) twenty-five percent (25%) of aggregate Cash Flow during any fiscal year of the Borrower or (B) fifty percent (50%) of aggregate Cash Flow in the aggregate during the term of this Agreement, after giving effect to the proposed disposition of such assets; provided, however, that (1) the Borrower or such Subsidiary, as the case may be, receives consideration at the time of such disposition at least equal to the fair market value of the property subject to such disposition; (2) (a) at least eighty percent (80%) of the consideration paid to the Borrower or such Subsidiary in connection with such disposition is in the form of cash or cash equivalents or (b) the consideration paid to the Borrower or such Subsidiary is determined in good faith by the Board of Directors of the Borrower, as evidenced by a board resolution, to be substantially comparable in type to the assets being sold; (3) in the event the Net Proceeds of such disposition are not reinvested in assets related to the business of the Borrower within the immediately succeeding twelve month period, such Net Proceeds are applied as provided in Section 2.6(a) hereof; and (4) in the event the stated Leverage Ratio under Section 7.10 hereof is greater than or equal to 5.00:1 and the Net Proceeds from any sale or exchange of assets are not reinvested in assets related to the business of the Borrower within the immediately succeeding fifteen month period, such Net Proceeds are applied as provided in Section 2.7(a) hereof; and

          (iii) sell accounts receivable, leases or other income streams which may be securitized in an aggregate amount not to exceed $75,000,000.00 pursuant to an asset securitization facility the terms and conditions of which shall be reasonably acceptable to the Co-Administrative Agents and the Syndication Agent.

     (b) Liquidation or Merger. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or enter into any merger, other than (so long as no Default then exists or would be caused thereby) (i) a merger among the Borrower and one or more of its Subsidiaries, provided the Borrower is the surviving corporation, (ii) a merger between or among two (2) or more Subsidiaries of the Borrower or (iii) an Acquisition permitted hereunder effected by a merger in which the Borrower or a Subsidiary of the Borrower is the surviving corporation.

     Section 7.5 Limitation on Guaranties. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business; (b) obligations under agreements of the Borrower or any of its Subsidiaries entered into in connection with leases of real property or the acquisition of services, supplies and equipment in the ordinary course of business of the Borrower or any of its Subsidiaries; (c) as may be contained in any Loan Document; (d) Guaranties arising as a result of any letters of credit issued for the Borrower's account or the account of a Subsidiary of the Borrower pursuant to Section 7.1(i) hereof; and (e) Investments permitted by Section 7.6 hereof in the form of Guaranties.

     Section 7.6 Investments and Acquisitions. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any loan or advance, or make any Investment or otherwise acquire for consideration evidences of Indebtedness, capital stock or other securities of any Person, or make any Acquisition, except that so long as no Default then exists or would be caused thereby:

          (a) The Borrower and its Subsidiaries may, directly or through a brokerage account (i) purchase marketable, direct obligations of the United States of America, its agencies and instrumentalities maturing within three hundred sixty-five (365) days of the date of purchase, (ii) purchase commercial paper issued by corporations, each of which shall have a combined net worth of at least $100,000,000.00 and each of which conducts a substantial part of its business in the United States of America, maturing within two hundred seventy (270) days from the date of the original issue thereof, and rated "P-2" or better by Moody's Investors Service, Inc. or "A-2" or better by Standard and Poor's Ratings Group and (iii) purchase repurchase agreements, bankers' acceptances, and certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase which are issued by, or time deposits or money market deposit accounts maintained with, a United States national or state bank the deposits of which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation and having capital, surplus and undivided profits totaling more than $100,000,000.00 and rated "A" or better by Moody's Investors Service, Inc. or Standard and Poor's Ratings Group;

          (b) Provided that the Borrower provides to the Agents and the Lenders financial projections and calculations, in form and substance satisfactory to the Co-Administrative Agents, specifically demonstrating the Borrower's compliance with Sections 7.7, 7.8, 7.9, 7.10 and 7.11 hereof after giving effect thereto, the Borrower may make the following Acquisitions and
     Investments:

               (i) Acquisitions and Investments of Cellular Systems and/or domestic wireless telephony business (including, without limitation, in-market and contiguous paging and auctions of Local Multipoint Distribution Service licenses); and

               (ii) other Acquisitions and Investments for an aggregate Net Purchase Price not to exceed, together with Restricted Payments permitted pursuant to Section 7.7(b) hereof, $100,000,000.00 during the term of this Agreement; provided, however, that the Borrower shall not be required to provide compliance calculations for Investments in the form of Restricted Payments permitted pursuant to Section 7.7(b) hereof.

     Section 7.7 Restricted Payments and Purchases. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase, except that (a) so long as no Default then exists or would be caused thereby and the stated Leverage Ratio under Section 7.10 hereof is equal to or less than 5.50:1, up to fifty percent (50%) of Excess Cash Flow for the preceding fiscal year of the Borrower may be used by the Borrower to pay dividends to its shareholders, provided that the Borrower shall provide the Lenders with a certificate, signed by the chief financial officer of the Borrower, demonstrating pro forma compliance with the terms of this Section 7.7, after giving effect to such dividend payments; (b) so long as no Default then exists or would be caused thereby, the Borrower may make distributions to Vanguard in an aggregate amount not to exceed, together with Acquisitions and Investments permitted pursuant to 7.6(b)(ii) hereof, $100,000,000.00 during the term of this Agreement, provided that such distributions shall be used by Vanguard solely for the purpose of repurchasing its Capital Stock; (c) so long as no Default then exists or would caused thereby, the Borrower may make loans to employees, so long as (i) the outstanding amount of such payments or loans does not exceed $500,000.00 in the aggregate at any time and (ii) no such loans to an employee are permitted to remain unreimbursed or unpaid by any such employee for more than two (2) years;
(d) so long as no Default then exists or would be caused thereby, the Borrower may make distributions to Vanguard in an aggregate amount not to exceed, for any fiscal year, the aggregate amount of current scheduled payments of accrued interest with respect to the Vanguard Subordinated Debt, plus or minus, as the case may be, the amount of any payments made or received, as the case may be, by Vanguard pursuant to any Vanguard Interest Rate Hedge Agreements, which would not constitute an Event of Default under Section 8.1(q) hereof, provided that such distributions shall be made solely for the purpose of permitting Vanguard to make current scheduled payments of accrued interest with respect to the Vanguard Subordinated Debt and payments by Vanguard pursuant to any such Vanguard Interest Rate Hedge Agreements; and (e) the Borrower may pay expenses of Vanguard related solely to its operating obligations in an amount not to exceed $1,250,000.00 for any fiscal year.

     Section 7.8 Interest Coverage Ratio. The Borrower shall not at any time permit the Interest Coverage Ratio to be less than the ratios set forth below during the periods indicated:

                  Period                             Ratio
                  ------                             -----

         Agreement Date through
         December 30, 1998                           1.50:1

         December 31, 1998 through
         December 30, 1999                           1.75:1

         December 31, 1999 and
         thereafter                                  2.00:1

     Section 7.9 Fixed Charge Ratio. Beginning December 31, 2000, the Borrower shall not at any time permit the Fixed Charge Ratio to be less than 1.05:1.

     Section 7.10 Leverage Ratio. The Borrower shall not at any time permit the Leverage Ratio to exceed the ratios set forth below during the periods indicated:

                  Period                             Ratio
                  ------                             -----

         Agreement Date through
         September 29, 1998                          7.50:1

         September 30, 1998 through
         June 30, 1999                               7.00:1

         July 1, 1999 through
         December 30, 1999                           6.50:1

         December 31, 1999 through
         December 30, 2000                           6.00:1

         December 31, 2000 through
         December 30, 2001                           5.50.1

         December 31, 2001 and
         thereafter                                  5.00:1

     Section 7.11 Pro Forma Debt Service Ratio. The Borrower shall not at any time permit the Pro Forma Debt Service Ratio to be less than 1.05:1.

     Section 7.12 Affiliate Transactions. Except as specifically provided herein (including, without limitation, Section 7.7 hereof) and as may be described on
Schedule 6 attached hereto, the Borrower shall not, and shall not permit any of its Subsidiaries to, at any time engage in any transaction with an Affiliate, or make an assignment or other transfer of any of its properties or assets to any Affiliate, on terms less advantageous to the Borrower or such Subsidiary than would be the case if such transaction had been effected with a non-Affiliate.

     Section 7.13 Real Estate. The Borrower and its Subsidiaries may not purchase real estate, become obligated to purchase any real estate or enter into any sale/leaseback transaction during the term of this Agreement, except for real estate acquired in conjunction with an Acquisition permitted under Section
7.6 hereof or otherwise for use in the wireless communications business of the Borrower or any of its Subsidiaries, or Tower Sale/Leaseback Transactions permitted under Section 7.4 hereof.

     Section 7.14 ERISA Liabilities. The Borrower shall not, and shall not permit any of its Subsidiaries to, (i) permit the assets of any of their respective Plans to be less than the amount necessary to provide all accrued benefits under such Plans or (ii) enter into any Multiemployer Plan.

     Section 7.15 Unrestricted Subsidiaries. From time to time the Borrower may form or otherwise acquire one (1) or more additional Unrestricted Subsidiaries, provided that the Borrower provides the Co-Administrative Agents with notice of its intent to form or acquire an Unrestricted Subsidiary making reference to this Section 7.15, together with the following information with respect to each such Unrestricted Subsidiary, not less than ten (10) days prior to such formation or acquisition: (1) the name and state of incorporation or formation of such Unrestricted Subsidiary; (2) the intended purpose for and business to be conducted by such Unrestricted Subsidiary; (3) the amount and nature of any Investment to be made in such Unrestricted Subsidiary by the Borrower or any of its Subsidiaries; and (4) such additional information as the Co-Administrative Agents may reasonably require with respect thereto. The Borrower shall not permit any Unrestricted Subsidiary to: (a) create, assume, incur or otherwise become or remain obligated in respect of or permit to be outstanding any Indebtedness, other than Indebtedness which is non-recourse to the Borrower and the Subsidiaries; (b) create, assume, incur or permit to exist or to be created, any Lien on any of its properties or assets, whether now owned or hereafter acquired, other than Liens securing Indebtedness which is non-recourse to the Borrower and the Subsidiaries; or (c) Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person, other than Guaranties which are non-recourse to the Borrower and the Subsidiaries. In addition, the Borrower shall not and shall not permit any of its Subsidiaries to: (i) pledge or permit the pledge of the capital stock or other ownership interests of any Unrestricted Subsidiary to any Person (other than to the Collateral Agent as additional Collateral for the Obligations); (ii) make any loan or advance to, or Guaranty any obligations of, any Unrestricted Subsidiary or otherwise acquire for consideration evidences of Indebtedness, capital stock or other securities of any Unrestricted Subsidiary, other than Investments permitted by Section 7.6 hereof and intercompany loans and advances among the Unrestricted Subsidiaries; or (iii) transfer any assets to any Unrestricted Subsidiary.

     Section 7.16 The VCS Subsidiary. The Borrower shall not permit the VCS Subsidiary to incur Indebtedness or to create Liens on its assets; nor shall the Borrower pledge or permit the pledge of the stock of the VCS Subsidiary to any Person (other than to the Collateral Agent as additional Collateral for the Obligations); nor shall the Borrower or any of its Subsidiaries lend or invest any funds in or transfer any assets to the VCS Subsidiary or Guaranty any obligations of the VCS Subsidiary. The Borrower shall not permit the net worth of the VCS Subsidiary, after giving effect to all contingent liabilities and as otherwise determined in accordance with GAAP, to be less than zero at any time. The Borrower and its Subsidiaries may borrow and repay up to $5,000,000.00 from the VCS Subsidiary on a short-term basis, provided, however, that (i) the rate of any interest payable to the VCS Subsidiary in respect of such Indebtedness shall not exceed the blended rate payable on the Loans, (ii) no repayment of such Indebtedness or payment of any interest thereon shall be made at such time as there exists any Default, or at such time as any Default would be caused thereby and (iii) the VCS Subsidiary has entered into a subordination agreement in form and substance reasonably satisfactory to the Majority Lenders.

     Section 7.17 Limitation on Upstream Dividends by Subsidiaries. The Borrower shall not permit any Subsidiary (other than CPAC) to enter into or agree, or otherwise become subject, to any agreement, contract or other arrangement with any Person pursuant to the terms of which (a) such Subsidiary is or would be prohibited from declaring or paying any cash dividends or distributions on any class of its stock or any partnership interests owned directly or indirectly by the Borrower or from making any other distribution on account of any class of any such stock or any such partnership interests (herein referred to as "Upstream Dividends") or (b) the declaration or payment of Upstream Dividends by a Subsidiary to the Borrower or to another Subsidiary, on an annual or cumulative basis, is or would be otherwise limited or restricted.


                                    ARTICLE 8

                                     Default

     Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

          (a) Any representation or warranty made or deemed to be made under this Agreement or any other Loan Document shall prove incorrect or misleading in any material respect when made or deemed to be made pursuant to Section 4.2 hereof;

          (b) The Borrower shall default in the payment of (i) any interest under any of the Notes or fees or other amounts payable to the Lenders and the Funding Agent (except as provided in clause (b)(ii) of this Section 8.1), or any of them, when due, and such Default shall not be cured by payment in full within three (3) Business Days from the due date; or (ii) any principal under any of the Notes when due (including, without limitation, pursuant to Section 2.7 hereof);

          (c) The Borrower shall default (i) in the performance or observance of any agreement or covenant contained in Sections 5.9 or 6.5 hereof or
     Article 7 hereof, (ii) in the performance or observance of any other negative covenant contained in any of the other Loan Documents; or (iii) in providing any financial statement or report under Article 6 hereof, and, with respect to this clause (iii) only, such default shall not be cured by delivery thereof within a period of fifteen (15) days from the occurrence of such default;

          (d) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured within a period of thirty (30) days from the occurrence of such default;

          (e) There shall occur any default in the performance or observance of any agreement or covenant contained in any of the Loan Documents (other than this Agreement or as otherwise provided in this Section 8.1) by the Borrower, any of its Subsidiaries, or any other obligor thereunder, which shall not be cured within a period of thirty (30) days from the occurrence of such default;

          (f) There shall be entered and remain unstayed a decree or order for relief in respect of Vanguard, the Borrower or any of the Borrower's Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of Vanguard, the Borrower or any of the Borrower's Subsidiaries, or of any substantial part of their respective properties; or ordering the winding-up or liquidation of the affairs of Vanguard, the Borrower or any of the Borrower's Subsidiaries; or an involuntary petition shall be filed against Vanguard, the Borrower or any of the Borrower's Subsidiaries and a temporary stay entered, and (i) such petition and stay shall not be diligently contested or (ii) any such petition and stay shall continue undismissed for a period of thirty (30) consecutive days;

          (g) Vanguard, the Borrower or any of the Borrower's Subsidiaries shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or Vanguard, the Borrower or any of the Borrower's Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking of possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Vanguard, the Borrower or any of the Borrower's Subsidiaries or of any substantial part of their respective properties, or Vanguard, the Borrower or any of the Borrower's Subsidiaries shall fail generally or admit in writing their inability to pay their respective debts as they become due, or Vanguard, the Borrower or any of the Borrower's Subsidiaries shall take any action in furtherance of any such action;

          (h) A judgment not covered by insurance shall be entered by any court against Vanguard, the Borrower or any of the Borrower's Subsidiaries for the payment of money which exceeds singly or in the aggregate with other such judgments, $5,000,000.00, or a warrant of attachment or execution or similar process shall be issued or levied against property of Vanguard, the Borrower or any of the Borrower's Subsidiaries which, together with all other such property of Vanguard, the Borrower or any of the Borrower's Subsidiaries subject to other such process, exceeds in value $5,000,000.00 in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

          (i) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by the Borrower or any of its Subsidiaries, or to which the Borrower or any of its Subsidiaries has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or PBGC shall institute proceedings to terminate any such Plan; or the

     Borrower or any of its Subsidiaries shall incur any liability to PBGC in connection with the termination of any such Plan; or any Plan or trust created under any Plan of the Borrower or any of its Subsidiaries shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code;

          (j) There shall occur: (i) any acceleration of the maturity of, or any failure to pay at final maturity, any Indebtedness of the Borrower or any of the Borrower's Subsidiaries in an aggregate principal amount exceeding $1,000,000.00; (ii) any event of default which would permit such acceleration of such Indebtedness and which event of default has not been cured within any applicable cure period or waived in writing prior to any declaration of an Event of Default or acceleration of the Loans hereunder; or (iii) any material default under any Interest Rate Hedge Agreement or Vanguard Interest Rate Hedge Agreement having a notional principal amount of $1,000,000.00 or more;

          (k) The FCC shall deliver to the Borrower or any of its Subsidiaries an order to show cause why an order of revocation should not be issued based upon any alleged attribution of alien ownership (within the meaning of 47 U.S.C. ss. 310(b) and any interpretation of the FCC thereunder) to the Borrower or any of its Subsidiaries and (i) such order shall not have been rescinded within thirty (30) days after such delivery or (ii) in the reasonable judgment of the Majority Lenders, proceedings by or before the FCC related to such order are reasonably likely to result in one (1) or more orders of revocation and would constitute an Event of Default under
     Section 8.1(m) hereof,

          (l) One (1) or more Licenses shall be terminated or revoked such that the Borrower and its Subsidiaries are no longer able to operate the related Cellular System or Systems or portion thereof and retain the revenue received therefrom or any such License shall fail to be renewed at the stated expiration thereof such that the Borrower and its Subsidiaries are no longer able to operate the related Cellular System or Systems or portion thereof and retain the revenue received therefrom, and the overall effect of such termination, revocation or failure to renew would be to reduce Annualized Cash Flow (determined as at the last day of the most recently ended fiscal year of the Borrower) by five percent (5%) or more;

          (m) Any Loan Document which is a contract or any Note or the Subsidiary Guaranty, or any material provision thereof, shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by the Borrower or any of the Borrower's Subsidiaries, or by any governmental authority having jurisdiction over the Borrower or any of the Borrower's Subsidiaries, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower or any of the Borrower's Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document;

          (n) Any Security Document shall for any reason fail or cease (except by reason of lapse of time) to create a valid and perfected and first-priority Lien on or security interest in any portion of the Collateral purported to be covered thereby;

          (o) The occurrence of a Change of Control;

          (p) There shall occur any default under the Vanguard Subordinated Debt or the Vanguard Indenture which default has not been cured within any applicable cure period or waived in writing prior to any declaration of an Event of Default or acceleration of the Loans hereunder;

          (q) Vanguard shall (i) make any acquisition of or investment in any assets or interests of any Person or (ii) issue or extend any Guaranties or incur any Indebtedness (excluding expenses incurred by Vanguard solely as a result of its operating obligations to the extent the payment thereof would be permitted pursuant to Section 7.7(e) hereof) other than (A) Indebtedness arising under the Vanguard Subordinated Debt and (B) obligations arising under any Vanguard Interest Rate Hedge Agreement;

          (r) There shall be any amendment or supplemental indenture, other than an amendment or supplemental indenture to cure any ambiguity or to cure, correct or supplement any defect or inconsistent provision, to the Vanguard Debentures or the Vanguard Indenture without Majority Lender consent; or

          (s) There shall occur any Event of Default under the Facility A Loan Agreement.

     Section 8.2 Remedies.

     (a) If an Event of Default specified in Section 8.1 hereof (other than an Event of Default under Section 8.1(f) or (g) hereof) shall have occurred and shall be continuing, the Collateral Agent, at the request of the Majority Lenders, shall formally declare that an Event of Default has occurred, and (i) terminate the Facility B Commitment and (ii) declare the principal of and interest on the Loans and the Notes and all other Obligations owed to the Lenders and the Agents under this Agreement and the other Loan Documents to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding, and the Facility B Commitment shall thereupon forthwith terminate.

     (b) Upon the occurrence and continuance of an Event of Default specified in
Section 8.1(f) or (g) hereof, all principal, interest and other amounts due hereunder and under the Notes, and all other Obligations, shall thereupon and concurrently therewith become due and payable and the Facility B Commitment shall forthwith terminate and the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate, all without any action by the Agents, or the Lenders or the Majority Lenders, or any of them, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this

Agreement or in the other Loan Documents to the contrary notwithstanding.

     (c) Upon acceleration of the Notes, as provided in subsection (a) or (b) of this Section 8.2, the Agents and the Lenders, and each of them, shall have all of the post-default rights granted to them, or any of them, as applicable under the Loan Documents and under Applicable Law.

     (d) Upon acceleration of the Notes, as provided in subsection (a) or (b) of this Section 8.2, the Collateral Agent shall have the right (but not the obligation) upon the request of each of the Lenders to operate the Cellular Systems of the Borrower and its Subsidiaries in accordance with the terms of the Licenses and pursuant to the terms and subject to any limitations contained in the Security Documents and, within guidelines established by the Majority Lenders, to make any and all payments and expenditures necessary or desirable in connection therewith, including, without limitation, payment of wages as required under the Fair Labor Standards Act, as amended, and of any necessary withholding taxes to state or federal authorities. In the event the Majority Lenders fail to agree upon the guidelines referred to in the preceding sentence within six (6) Business Days after the Collateral Agent has begun to operate any Cellular System, the Collateral Agent may, after giving three (3) days' prior written notice to the Lenders of its intention to do so, make such payments and expenditures as it deems reasonable and advisable in its sole discretion to maintain the normal day-to-day operation of such Cellular Systems. Such payments and expenditures in excess of receipts shall constitute Advances under the Facility B Commitment, not in excess of the available amount of the Facility B Commitment. Advances made pursuant to this Section 8.2(d) shall bear interest as provided in Section 2.3(d) hereof and shall be payable on demand. The making of one (1) or more Advances under this Section 8.2(d) shall not create any obligation on the part of the Lenders to make any additional Advances hereunder. No exercise by the Collateral Agent of the rights granted to it under this
Section 8.2(d) shall constitute a waiver of any other rights and remedies granted to the Agents and the Lenders, or any of them, under this Agreement or the other Loan Documents or at law. The Borrower hereby irrevocably appoints the Collateral Agent, as agent for the Lenders, the true and lawful attorney of the Borrower, in its name and stead and on its behalf, to execute, receipt for or otherwise act in connection with any and all contracts, instruments or other documents in connection with the completion and operation of the Cellular Systems in the exercise of the Collateral Agent's and the Lenders' rights under this Section 8.2(d). Such power of attorney is coupled with an interest and is irrevocable. The rights of the Collateral Agent under this Section 8.2(d) shall be subject to its prior compliance with the Communications Act and the FCC rules and policies promulgated thereunder to the extent applicable to the exercise of such rights.

     (e) Upon acceleration of the Notes, as provided in subsection (a) or (b) of this Section 8.2, the Collateral Agent, upon request of the Majority Lenders, shall have the right to the appointment of a receiver for the properties and assets of the Borrower and its Subsidiaries, and the Borrower, for itself and on behalf of its Subsidiaries, hereby consents to such rights and such appointment and hereby waives any objection the Borrower or any Subsidiary may have thereto or the right to have a bond or other security posted by the Collateral Agent on behalf of the Lenders, in connection therewith. The rights of the Collateral Agent under this Section 8.2(e) shall be subject to its prior compliance with the Communications Act and the FCC rules


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

and policies promulgated thereunder to the extent applicable to the exercise of such rights.

     (f) The rights and remedies of the Agents and the Lenders hereunder shall be cumulative and not exclusive.

     Section  8.3  Payments  Subsequent  to  Declaration  of Event  of  Default.
Subsequent to the acceleration of the Loans under Section 8.2 hereof, payments and prepayments under this Agreement made to any of the Agents and the Lenders or otherwise received by any of such Persons (from realization on Collateral for the Obligations or otherwise) shall be paid over to the Funding Agent (if necessary) and distributed by the Funding Agent as follows: First, to the costs and expenses, if any, incurred by the Agents and the Lenders, or any of them, to the extent permitted by Section 11.2 hereof, in the collection of such amounts under this Agreement or any of the other Loan Documents, including, without limitation, any reasonable costs incurred in connection with the sale or disposition of any Collateral for the Obligations; Second, pro rata among the Agents and the Lenders based on the total amount of fees then due and payable hereunder or under any other Loan Document and to any other fees and commissions then due and payable by the Borrower to the Lenders and the Agents under this Agreement or any Loan Document; Third, to any unpaid interest of the Borrower which may have accrued on the Loans, pro rata among the Lenders on the outstanding principal amount of the Loans of the Borrower outstanding immediately prior to such payment; Fourth, pro rata among the Lenders based on the outstanding principal amount of the Loans of the Borrower outstanding immediately prior to such payment, to any unpaid principal of the Loans; Fifth, to any other Obligations not otherwise referred to in this Section 8.3 until all such Obligations are paid in full; Sixth, to damages incurred by the Agents or the Lenders, or any of them, by reason of any breach hereof or of any other Loan Documents; and Seventh, upon satisfaction in full of all Obligations, to the Borrower or as otherwise required by law.


                                    ARTICLE 9

                                   The Agents

     Section 9.1 Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes, and any transferee of any of its interest in its Loans and in its Notes shall be deemed to have irrevocably appointed and authorized, the Funding Agent, the Documentation Agent, the Syndication Agent, the Co-Administrative Agents and the Collateral Agent to take such actions as its agents on its behalf and to exercise such powers hereunder as are delegated by the terms hereof, together with such powers as are reasonably incidental thereto. None of the Collateral Agent, the Funding Agent, the Documentation Agent, the Syndication Agent, any Co-Administrative Agent or any of their respective directors, officers, employees or agents, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

     Section 9.2 Interest Holders. The Agents may treat each Lender, or the Person designated in the last notice filed with the Funding Agent, as the holder of all of the interests of


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

such Lender in its Loans and in its Notes until written notice of transfer, signed by such Lender (or the person designated in the last notice filed with the Funding Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Funding Agent, shall have been filed with the Funding Agent.

     Section 9.3 Consultation with Counsel. The Co-Administrative Agents, the Collateral Agent, the Documentation Agent, the Syndication Agent and the Funding Agent may consult with Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, special counsel to the Co-Administrative Agents, or with other legal counsel selected by them and shall not be liable for any action taken or suffered by them in good faith in consultation with the Majority Lenders or all Lenders, as applicable, and in reasonable reliance on such consultations.

     Section 9.4 Documents. The Co-Administrative Agents, the Collateral Agent, the Documentation Agent, the Syndication Agent and the Funding Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any Note, any other Loan Document, or any instrument, document or communication furnished pursuant hereto or thereto or in connection herewith or therewith, and the Co-Administrative Agents, the Collateral Agent, the Documentation Agent, the Syndication Agent and the Funding Agent shall be entitled to assume that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

     Section 9.5 Agents and Affiliates. With respect to the Facility B Commitment and the Loans, the Agents shall have the same rights and powers hereunder as any other Lender and the Agents and Affiliates of the Agents may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, any of its Subsidiaries or any Affiliates of, or persons doing business with, the Borrower, as if they were not affiliated with the Agents and without any obligation to account therefor.

     Section 9.6 Responsibility of the Co-Administrative Agents, the Funding Agent, the Documentation Agent, the Syndication Agent and the Collateral Agent. The duties and obligations of the Co-Administrative Agents, the Funding Agent, the Documentation Agent, the Syndication Agent and the Collateral Agent under this Agreement are only those expressly set forth in this Agreement. Each Co-Administrative Agent, the, Funding Agent, the Documentation Agent, the Syndication Agent and the Collateral Agent shall be entitled to assume that no Default has occurred and is continuing unless it has actual knowledge, or has been notified by the Borrower, of such fact, or has been notified by a Lender in writing that such Lender considers that a Default has occurred and is continuing and such Lender shall specify in detail the nature thereof in writing. Each Co-Administrative Agent, the Funding Agent, the Documentation Agent, the Syndication Agent and the Collateral Agent shall not be liable hereunder for any action taken or omitted to be taken except for its own gross negligence or willful misconduct. The Funding Agent shall provide each Lender with copies of such documents received from the Borrower as such Lender may reasonably request.

     Section 9.7 Collateral Agent. The Collateral Agent is hereby authorized to act on behalf of the Lenders, in its own capacity and through other agents and sub-agents appointed by


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

it, under the Security Documents, provided that the Collateral Agent shall not agree to the release of any collateral, or any property encumbered by any mortgage, pledge or security interest except in compliance with Section 11.12 hereof. Each Lender and each Agent hereby agree that the Obligations are to be secured pari passu with all "Obligations" as defined in the Facility A Loan Agreement and that all Collateral now or hereafter delivered as security for the Obligations shall be held by the Collateral Agent (or delivered to the Collateral Agent, if received by any Lender) in accordance with the Security Documents.

     Section 9.8 Action by Co-Administrative Agents, the Funding Agent, the Documentation Agent, the Syndication Agent and the Collateral Agent.

          (a) The Co-Administrative Agents, the Funding Agent, the Documentation Agent, the Syndication Agent and the Collateral Agent shall be entitled to use their discretion with respect to exercising or refraining from exercising any rights which may be vested in them or any of them by, and with respect to taking or refraining from taking any action or actions which they may be able to take under or in respect of, this Agreement or any other Loan Document, unless the Funding Agent, the Documentation Agent, the Syndication Agent, either Co-Administrative Agent or the Collateral Agent shall have been instructed by the Majority Lenders or all Lenders, as applicable, to exercise or refrain from exercising such rights or to take or refrain from taking such action; provided that the Collateral Agent shall not exercise any rights under Section 8.2(a) hereof without the request of the Majority Lenders. Each Co-Administrative Agent, the Funding Agent, the Documentation Agent, the Syndication Agent and the Collateral Agent shall incur no liability under or in respect of this Agreement or any other Loan Document with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct, or conduct in breach of this Agreement as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter.

          (b) Each Co-Administrative Agent, the Funding Agent, the Documentation Agent, the Syndication Agent and the Collateral Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement in accordance with the instructions of the Majority Lenders or all Lenders, as applicable, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

     Section 9.9 Notice of Default. In the event that any Agent or any Lender shall acquire actual knowledge, or shall have been notified, of any Default, such Agent or such Lender shall promptly notify the Lenders and the other Agents, as applicable, and the Collateral Agent shall take such action and assert such rights under this Agreement as the Majority Lenders or all Lenders, as applicable, shall request in writing, and the Collateral Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Lenders or all Lenders, as applicable, shall fail to request the Collateral Agent to take action or to assert rights under this Agreement in respect of any Default within ten (10) days after their receipt of the notice of any Default from the Funding Agent or any Lender, or shall request inconsistent action with respect to such Default, the Collateral Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8 hereof) as it deems in its discretion


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

to be advisable for the protection of the Lenders, except that, if the Majority Lenders have instructed the Collateral Agent not to take such action or assert such right, in no event shall the Collateral Agent act contrary to such instructions.

     Section 9.10 Responsibility Disclaimed. None of the Agents or the Issuing Bank shall be under any liability or responsibility whatsoever as Agents or Issuing Bank, as applicable:

          (a) To the Borrower or any other Person as a consequence of any failure or delay in performance by or any breach by, any Lender or Lenders of any of its or their obligations under this Agreement;

          (b) To any Lender or Lenders, as a consequence of any failure or delay in performance by, or any breach by, (i) the Borrower of any of its obligations under this Agreement or the Notes or any other Loan Document or
     (ii) any Subsidiary of the Borrower or any other obligor under any other Loan Document; or

          (c) To any Lender or Lenders for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document or any other document contemplated by this Agreement or for the validity, effectiveness, enforceability or sufficiency of this
     Agreement, the Notes, any other Loan Document or any other document contemplated by this Agreement.

     Section 9.11 Indemnification. The Lenders agree to indemnify each of the Agents (to the extent not reimbursed by the Borrower) pro rata according to their respective Commitment Ratios in effect at the time indemnification is sought, from and against any and all liabilities, obligations, losses (other than the loss of principal and interest hereunder in the event of a bankruptcy or out-of-court 'work-out' of the Loans), damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, fees and expenses of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any of the Agents in any way relating to or arising out of this Agreement, any other Loan Document or any other document contemplated by this Agreement or any action taken or omitted by such Agent under this Agreement, any other Loan Document or any other document contemplated by this Agreement; provided, however, that no Lender shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Agent as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter.

     Section 9.12 Credit Decision. Each Lender represents and warrants to each other and to the Agents that:

          (a) In making its decision to enter into this Agreement and to make its Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and its Subsidiaries and Affiliates and it has made


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

     an independent credit judgment, and it has not relied upon the Agents or information provided by the Agents (other than information provided to the Agents by the Borrower and forwarded by the Agents to the Lenders); and

          (b) So long as any portion of the Loans remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower and its Subsidiaries and Affiliates.

     Section 9.13 Successor Funding Agent, Documentation Agent, Co-Administrative Agent, Syndication Agent and Collateral Agent. Subject to the appointment and acceptance of a successor Funding Agent, Documentation Agent, Co-Administrative Agent, Syndication Agent, or Collateral Agent as provided below, the Funding Agent, the Documentation Agent, the Co-Administrative Agents, Syndication Agent and the Collateral Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time for cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Funding Agent, Documentation Agent, Co-Administrative Agent, Syndication Agent or Collateral Agent, as applicable. If no such successor Funding Agent, Documentation Agent, Co-Administrative Agent, Syndication Agent or Collateral Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Funding Agent's, Documentation Agent's, Co-Administrative Agent's, Syndication Agent's or Collateral Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Funding Agent, Documentation Agent, Co-Administrative Agent, the Syndication Agent or Collateral Agent, then the retiring Funding Agent, Collateral Agent, Co-Administrative Agent, the Syndication Agent or Documentation Agent may, on behalf of the Lenders, appoint a successor Funding Agent, Collateral Agent, Co-Administrative Agent, the Syndication Agent or Documentation Agent which shall be any Lender or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000.00. Upon the acceptance of any appointment as Funding Agent, Documentation Agent, Co-Administrative Agent, the Syndication Agent or Collateral Agent hereunder by a successor Funding Agent, Documentation Agent, Co-Administrative Agent, the Syndication Agent or Collateral Agent, such successor Funding Agent, Documentation Agent, Co-Administrative Agent, the Syndication Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Funding Agent, Documentation Agent, Co-Administrative Agent, the Syndication Agent or Collateral Agent and the
retiring Funding Agent, Documentation Agent, Co-Administrative Agent, the Syndication Agent or Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Funding Agent's, Documentation Agent's, Co-Administrative Agent's, the Syndication Agent's or Collateral Agent's resignation or removal hereunder as Funding Agent, Documentation Agent, Co-Administrative Agent, the Syndication Agent or Collateral Agent, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Funding Agent, Documentation Agent, Co-Administrative Agent, the Syndication Agent or Collateral Agent.



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

     Section 9.14 Delegation of Duties. Each Agent may execute any of its duties under the Loan Documents by or through agents or attorneys selected by it using reasonable care and shall be entitled to advice of counsel concerning all matters pertaining to such duties.


                                   ARTICLE 10

                             Change in Circumstances
                          Affecting Eurodollar Advances

     Section 10.1 Eurodollar Basis Determination Inadequate. If with respect to any proposed Eurodollar Advance for any Interest Period, the Funding Agent determines after consultation with the Lenders that deposits in dollars (in the applicable amount) are not being offered to each of the Lenders in the relevant market for such Interest Period, the Funding Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Funding Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of any affected Lender to make Eurodollar Advances shall be suspended.

     Section 10.2 Illegality. If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain or fund its Eurodollar Advances, such Lender shall so notify the Funding Agent, and the Funding Agent shall forthwith give notice thereof to the other Lenders and the Borrower. Before giving any notice to the Funding Agent pursuant to this Section 10.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Lender, be otherwise materially disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each affected Eurodollar Advance of such Lender, together with accrued interest thereon and any reimbursement required under Section 2.10 hereof, on either (a) the last day of the then current Interest Period applicable to such affected Eurodollar Advances if such Lender may lawfully continue to maintain and fund such Eurodollar Advances to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such affected Eurodollar Advances to such day. Concurrently with repaying each affected Eurodollar Advance of such Lender, notwithstanding anything contained in Article 2 or 3 hereof, the Borrower shall borrow a Prime Rate Advance from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the affected Note or Notes held by such Lender shall equal the outstanding principal amount of such Note or Notes immediately prior to such repayment.

     Section 10.3 Increased Costs.

     (a) If after the date hereof, the adoption of any Applicable Law, or any change


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

in any Applicable Law (whether adopted before or after the Agreement Date), or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) shall subject any Lender to any tax, duty or other charge with respect to its obligation to make Eurodollar Advances, or its Eurodollar Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or in respect of any other amounts due under this Agreement, in respect of its Eurodollar Advances or its obligation to make Eurodollar Advances (except for changes in the rate or method of calculation of tax on the overall net income of such Lender); or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Lender or shall impose on any Lender or the London interbank Eurodollar market any other condition affecting its obligation to make such Eurodollar Advances or its Eurodollar Advances;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any such Eurodollar Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under any of its Notes with respect thereto, then, on a date within five (5) days after demand by such Lender, the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs or reduction. Each Lender will promptly notify the Borrower and the Funding Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender made in good faith, be otherwise disadvantageous to such Lender.

     (b) Any Lender claiming compensation under this Section 10.3 shall provide the Borrower with a written certificate setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be presumptively correct. Notwithstanding the foregoing, the Borrower shall only be obligated to compensate such Lender for any amount under this subsection arising or occurring during (i) in the case of each such request for compensation, any time or period commencing not more than ninety (90) days prior to the date on which such Lender submits such request and
(ii) any other time or period during which, because of the unannounced retroactive application of such law, regulation, interpretation, request or directive, such Lender could not have known that the resulting reduction in return might arise. In determining such amount, such Lender may use any

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

reasonable averaging and attribution methods. If any Lender demands compensation under this Section 10.3, the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender, prepay in full the then outstanding affected Eurodollar Advances of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under
Section 2.10 hereof. Concurrently with prepaying such Eurodollar Advances the Borrower shall borrow a Prime Rate Advance, or a Eurodollar Advance not so affected, from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the affected Note or Notes held by such Lender shall equal the outstanding principal amount of such Note or Notes immediately prior to such prepayment.

     Section 10.4 Effect On Other Advances. If notice has been given pursuant to
Section 10.1, 10.2 or 10.3 hereof suspending the obligation of any Lender to make any Eurodollar Advance, or requiring Eurodollar Advances of any Lender to be repaid or prepaid, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as the type of Eurodollar Advances affected shall, at the option of the Borrower, be made instead as Prime Rate Advances.

     Section 10.5 Claims for Increased Costs and Taxes. In the event that any Lender shall decline to make Eurodollar Rate Loans pursuant to Section 10.1 and
10.2 hereof or shall have notified the Borrower that it is entitled to claim compensation pursuant to Section 10.3 or 2.12 hereof or is unable to complete the form required or subject to withholding as provided in Section 2.13 hereof (each such lender being an "Affected Lender"), the Borrower at its own cost and expense may, with the prior written consent of the Funding Agent which consent shall not be unreasonably delayed or withheld, designate a replacement lender (a "Replacement Lender") to assume the Facility B Commitment and the obligations of any such Affected Lender hereunder and to purchase the outstanding Loans of such Affected Lender and the rights of such Affected Lender hereunder and with respect thereto, and within ten (10) Business Days of such designation the Affected Lender shall (a) sell to such Replacement Lender, without recourse upon, warranty by or expense to such Affected Lender, by way of an Assignment and Assumption Agreement substantially in the form of Exhibit J attached hereto, for a purchase price equal to (unless such Lender agrees to a lesser amount) the outstanding principal amount of the Loans of such Affected Lender, plus all interest accrued and unpaid thereon and all other amounts owing to such Affected Lender hereunder, including, without limitation, any amount which would be payable to such Affected Lender pursuant to Section 2.12 hereof, and (b) assign the Facility B Commitment of such Affected Lender, and upon such assumption and purchase by the Replacement Lender, such Replacement Lender shall be deemed to be a "Lender" for purposes of this Agreement and such Affected Lender shall cease to be a "Lender" for purposes of this Agreement and shall no longer have any obligations or rights hereunder (other than any obligations or rights which according to this Agreement shall survive the termination of the Facility B Commitment).



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

                                   ARTICLE 11

                                  Miscellaneous

     Section 11.1 Notices.

     (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given three (3) days after deposit in the mail, designated as certified mail, return receipt requested, post-prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or when sent by telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 11.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                           (i)      If to the Borrower, to it at:

                                    Vanguard Cellular Financial Corp.
                                    2002 Pisgah Church Road, Suite 300
                                    Greensboro, NC 27455-3314
                                    Attn:   Stephen L. Holcombe, Vice President
                                    and Chief Financial Officer
                                    Telecopy No.:    (336) 545-2265

                                    with a copy to:

                                    Vanguard Cellular Financial Corp.
                                    2002 Pisgah Church Rd., Suite 300
                                    Greensboro, NC 27455-3314
                                    Attn:   Mr. Richard C. Rowlenson
                                    Vice President and General Counsel
                                    Telecopy No.:    (336) 545-2219

                           (ii)     If to the Funding Agent, to it at:

                                    The Bank of New York
                                    One Wall Street, 18th Floor
                                    New York, NY 10286
                                    Attn:   Mr. Genoveso Caviness
                                    Telecopy No.:    (212) 635-6365

                                    with a copy to the Funding Agent's Office, to the attention of Mr. Gerry Granovsky at telecopy number (212) 635-8593.

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

                           (iii)    If to the Documentation Agent, to it at:

                                    The Toronto-Dominion Bank USA Division
                                    31 West 52nd Street
                                    New York, NY 10019-6101
                                    Attn:   Managing Director-Transactions
                                            Communications Finance
                                    Telecopy No.:    (212) 262-1927

                                    with a copy to:

                                    Toronto Dominion (Texas), Inc.
                                    909 Fannin, Suite 900
                                    Houston, TX 77010
                                    Attn:   Manager-Agency
                                    Telecopy No.:    (713) 951-9921

                           (iv)     If to the Collateral Agent, to it at:

                                    Toronto Dominion (Texas), Inc.
                                    909 Fannin, Suite 900
                                    Houston, TX 77010
                                    Attn:   Manager-Agency
                                    Telecopy No.:    (713) 951-9921

          (v) If to the Co-Administrative Agents and the Lenders, to them at the addresses set forth beside their names on the signature pages hereof.

Copies shall be provided to persons other than parties hereto only in the case of notices under Article 8 hereof.

     (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' written notice of such change to the other parties.

     Section 11.2 Expenses. The Borrower will promptly pay, or reimburse:

     (a) all reasonable out-of-pocket expenses of the Co-Administrative Agents, the Collateral Agent, the Documentation Agent, the Syndication Agent and the Funding Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and the transactions contemplated hereunder and thereunder and the making of the initial Advance hereunder (whether or not such Advance is made), including, but not limited to, the reasonable fees and disbursements of Powell, Goldstein, Frazer & Murphy LLP, special counsel for the Co-Administrative Agents;

     (b) all reasonable out-of-pocket expenses of the Co-Administrative Agents, the Collateral Agent, the Documentation Agent, the Syndication Agent and the Funding Agent in


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

connection with the administration of the transactions contemplated in this Agreement and the other Loan Documents, the restructuring and "work out" of such transactions, and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Agents and the Lenders relating to this Agreement and/or the other Loan Documents, including, but not limited to, the reasonable fees and disbursements of any experts, agents or consultants and of special counsel for the Co-Administrative Agents; and

     (c) all out-of-pocket costs and expenses of obtaining performance under this Agreement and the other Loan Documents and all out-of-pocket costs and expenses of collection if an Event of Default occurs, which in each case shall include reasonable fees and out-of-pocket expenses of special counsel for the Co-Administrative Agents.

     Section 11.3 Waivers. The rights and remedies of the Agents and the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Agents, the Majority Lenders or the Lenders, or any of them, in exercising any right shall operate as a waiver of such right. The Agents and the Lenders, and each of them, expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any future funding of a request for an Advance. In the event the Lenders decide to fund a request for an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further requests for Advances or preclude the Lenders or the Agents, or any of them, from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Agents, the Lenders or the Majority Lenders, or any of them, shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing at variance with the terms of the Agreement such as to require further notice of their intent to require strict adherence to the terms of this Agreement in the future.

     Section 11.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of a Default and during the continuation thereof, each of the Agents and each of the Lenders are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by any Lender or Agent, to or for the credit or the account of the Borrower or any of its Subsidiaries, against and on account of the obligations and liabilities of the Borrower to the Lenders and the Agents, and any of them, including, but not limited to, all Obligations and any other claims of any nature or description arising out of or connected with this Agreement, the Notes or any other Loan Document, irrespective of whether (a) any Lender or Agent shall have made any demand hereunder or (b) any Lender or Agent shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Section 8.2 hereof and although such obligations and liabilities or any of them, shall be contingent or unmatured. Upon direction by the


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

Collateral Agent with the consent of the Majority Lenders, each Lender holding deposits of the Borrower or any of its Subsidiaries shall exercise its set-off rights as so directed.

     Section 11.5 Assignment.

     (a) The Borrower may not assign or transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of each of the Lenders.

     (b) Each Lender may enter freely into participation agreements with respect to or otherwise grant participations in the Loans and the Facility B Commitment to one or more banks or other lenders or financial institutions; provided, however, that (i) such Lender's obligations hereunder shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall not be entitled by the benefit of its participation to vote or otherwise take action under this Agreement or any other Loan Document, except with respect to items (a), (b),
(c), (d), (e), (f) and (g) of Section 11.12 hereof, (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder, (v) each such participation shall be in a minimum principal amount of $5,000,000.00 and (vi) if no Event of Default has occurred and is continuing, the Borrower is provided notice of such participation. In addition, each Lender (x) may also sell or assign up to one hundred percent (100%) of its rights hereunder and under the other Loan Documents to any of its Affiliates or any Federal Reserve Bank without limitation and (y) sell or assign up to one hundred percent (100%) of its rights and obligations hereunder and under the other Loan Documents on an assignment basis; provided that, with respect to assignments pursuant to clause (y), (A) such assignment is to another Lender or an Affiliate of a Lender, or the Borrower (if no Event of Default has occurred and is continuing) and (in any case) the Funding Agent have given their prior written consent to the identity of any proposed assignee of a Lender hereunder, which consent shall not be unreasonably delayed or withheld, (B) each assignment to any assignee shall consist of an assignment of a pro rata portion of the Facility B Commitment and the Loans thereunder, (C) the assignee assumes a pro rata share of the assignor Lender's obligations hereunder determined by the percentage of the Facility B Commitment assigned, for the period from the date of the assignment through the Maturity Date and (D) each such assignment shall be in a principal amount of not less than the lesser of the entire amount of such Lender's interest hereunder, or $10,000,000.00 (except that assignments from one Lender to another or an Affiliate of a Lender shall have no minimum amount). Each Lender who sells or assigns a portion of its Loans pursuant hereto shall pay to the Funding Agent an assignment fee of $3,500.00 with respect to each assignment, such fee to be paid to the Funding Agent not later than the effective date of the assignment of the Loans relating thereto. Each Lender agrees to provide the Funding Agent and the Borrower with written notice of the assignment of all or part of its rights hereunder, and the Funding Agent shall keep a record of all such assignments in order to be able to calculate the Commitment Ratios of the Lenders as of any time. All assignments by any of the Lenders of any interests hereunder shall be made pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit J attached hereto. Each Lender may provide any proposed participant or assignee with confidential information provided to such Lender regarding the Borrower and its Subsidiaries on a confidential basis, and such participant or assignee shall agree to maintain such confidentiality as provided in Section 11.19 hereof. Further, each permitted assignee of any portion of the Loans shall be entitled to the benefits of Sections 2.10 and 2.12 hereof and Article 10 hereof and all other provisions hereof and of the other Loan Documents as a Lender hereunder. Upon any assignment of the Loans and the Facility B Commitment, the Commitment Ratios of the Lenders shall be deemed to be amended to give effect thereto.

     (c) Except as specifically set forth in Section 11.5(b) hereof, nothing in this Agreement or the Notes, or any of them, expressed or implied, is intended to or shall confer on any person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the Notes, or any of them.

     (d) The provisions of this Section 11.5 shall not apply to any purchase of participations among the Lenders pursuant to Section 2.11 hereof.

     Section 11.6 Accounting Principles. All references in this Agreement to GAAP shall be to such principles as in effect from time to time. All accounting terms used herein without definition shall be used as defined under GAAP. All references to the financial statements of the Borrower and to Cash Flow, Total Consolidated Debt, Fixed Charges, Pro Forma Debt Service, and other such terms shall be deemed to refer to such items of the Borrower (or Vanguard in the case of Total Consolidated Debt) and its Subsidiaries, on a fully consolidated basis.

     Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     Section 11.8 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK. IF ANY ACTION OR PROCEEDING SHALL BE BROUGHT BY ANY AGENT OR ANY LENDER HEREUNDER IN ORDER TO ENFORCE ANY RIGHT OR REMEDY UNDER THIS AGREEMENT OR UNDER ANY OTHER LOAN DOCUMENT, THE BORROWER HEREBY CONSENTS AND WILL, AND THE BORROWER WILL CAUSE EACH SUBSIDIARY TO, SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING WITHIN THE AREA COMPRISING THE SOUTHERN DISTRICT OF NEW YORK ON THE DATE OF THIS AGREEMENT. THE BORROWER, FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES, HEREBY AGREES THAT SERVICE OF THE SUMMONS AND COMPLAINT AND ALL OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING BY REGISTERED MAIL A COPY OF SUCH PROCESS TO THE OFFICES OF THE BORROWER AT THE ADDRESS GIVEN IN SECTION 11.1 HEREOF AND THAT PERSONAL SERVICE OF PROCESS SHALL NOT BE REQUIRED. NOTHING


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

HEREIN SHALL BE CONSTRUED TO PROHIBIT SERVICE OF PROCESS BY ANY OTHER METHOD PERMITTED BY LAW, OR THE BRINGING OF ANY SUIT, ACTION OR PROCEEDING IN ANY OTHER JURISDICTION. THE BORROWER AGREES THAT FINAL JUDGMENT IN SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW. THE BORROWER, FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING
BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     Section 11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 11.10 Interest.

     (a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by the Funding Agent or any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Funding Agent or such Lender, in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Funding Agent and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

     (b) Notwithstanding the use by the Lenders of the Prime Rate and the Eurodollar Rate as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates related to such reference rates.

     Section 11.11 Table of Contents and Headings. The Table of Contents and the headings of the various subdivisions used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any provision hereof.

     Section 11.12 Amendment and Waiver. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Majority Lenders and, in the case of an amendment, by the Borrower, except that in the event of (a) any increase in the amount of the Facility B Commitment, (b) any delay or extension in the terms of repayment of the Loans or the reduction of the Facility B


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

Commitment provided in Section 2.4 hereof, (c) any reduction in principal, interest or fees due hereunder or postponement of the payment thereof or any reduction in or postponement of any scheduled reduction in the Facility B Commitment (other than, in any such case, as provided in Section 2.7 hereof),
(d) any release of any portion of the Collateral for the Loans, other than in connection with any Permitted Asset Sale or other sale of assets permitted hereby (which release shall require no further approval by the Lenders), (e) any amendment to, consent to a deviation from, or waiver of the provisions of, this Agreement which has the effect of permitting the Borrower or any of its Subsidiaries to incur secured Indebtedness other than as set forth in Sections
7.1 and 7.2 hereof as of the Agreement Date, (f) any waiver of any Default due to the failure by the Borrower to pay any sum due to any of the Lenders hereunder, (g) any release of any Guaranty of all or any portion of the Obligations, except in connection with a merger, sale or other disposition otherwise permitted hereunder (in which case, such release shall require no further approval by the Lenders) or (h) any amendment of this Section 11. 12, or of the definition of Majority Lenders or of any portion of Section 2.10, 2.12 or
5.11 hereof or Article 10 hereof as they relate to the relative priority of payment among the Obligations or any provision which by its terms specifically requires the consent, approval or satisfaction of all Lenders, any amendment or waiver or consent may be made only by an instrument in writing signed by each of the Lenders and, in the case of an amendment, by the Borrower. Any amendment to any provision hereunder governing the rights, obligations or liabilities of any Agent in its capacity as such, may be made only by an instrument in writing signed by such Agent and by each of the Lenders. No term or provision of any Security Document may be amended or waived orally, but only by an instrument in writing signed by the Collateral Agent with the direction of the Majority Lenders and, in the case of an amendment, by such of the Borrower and its Subsidiaries as are party thereto; provided that the written consent of all of the Lenders shall be required with respect to any amendment to or waiver of the provisions of any Security Document which would have the effect of (i) releasing any portion of the Collateral for the Loans, other than in connection with any Permitted Asset Sale or other sale of assets permitted hereunder (which shall require no further approval by the Lenders) or (ii) releasing any Guaranty of all or any portion of the Obligations, except in connection with a merger, sale or other disposition otherwise permitted hereunder (in which case, such release shall require no further approval by the Lenders). The Agents and the Lenders hereby instruct and authorize the Collateral Agent to enter into the amended and restated Security Documents (and all other Loan Documents) referred to in
Section 3.1 hereof as of the Agreement Date and any other Security Documents required to be entered into by the Borrower or any of its Subsidiaries hereunder.

     Section 11.13 Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein embody the entire Agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

     Section 11.14 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of each Agent and each Lender to enter into or maintain business relationships with the Borrower or any of its Affiliates beyond the relationships specifically contemplated by this Agreement or any of the other Loan Documents.

     Section 11.15 Directly or Indirectly. If any provision in this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

     Section 11.16 Reliance on and Survival of Various Provisions. All covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto (i) shall be deemed to have been relied upon by each of the Agents and the Lenders notwithstanding any investigation heretofore or hereafter made by them and (ii) shall survive the execution and delivery of the Notes and shall continue in full force and effect so long as any Note is outstanding and unpaid. Notwithstanding anything herein which may be construed to the contrary (including, without limitation, Article 5 hereof), any right to indemnification hereunder, including, without limitation, rights pursuant to Sections 2.10, 2.12, 5.11, 10.3 and 11.2 hereof, shall survive the termination of this Agreement and the payment and performance of all other Obligations.

     Section 11.17 Senior Debt. The Indebtedness of the Borrower evidenced by the Notes is secured by the Security Documents and is intended by the parties hereto to be in parity with the Interest Rate Hedge Agreements between the Borrower and any Lender or its Affiliate and senior in right of payment to all other Indebtedness of the Borrower.

     Section 11.18 Obligations Several. The obligations of each of the Agents and the Lenders hereunder are several, not joint.

     Section 11.19 Confidentiality. The Lenders shall hold all non-public, proprietary or confidential information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices; provided, however, the Lenders may make disclosure of any such information to their examiners, Affiliates, outside auditors, counsel, consultants, appraisers and other professional advisors in connection with this Agreement or as reasonably required by any proposed syndicate member or any proposed transferee or participant in connection with the contemplated transfer of any Note or participation therein or as required or requested by any governmental authority or representative thereof or in connection with the enforcement hereof or of any Loan Document or related document or pursuant to legal process or with respect to any litigation between or among the Borrower and any of the Lenders or involving any Lender. In no event shall any Lender be obligated or required to return any materials furnished to it by the Borrower. The foregoing provisions shall not apply to a Lender with respect to information that (i) is or becomes generally available to the public (other than through such Lender), (ii) is already in the possession of such Lender on a nonconfidential basis or (iii) comes into the possession of such Lender in a manner not involving a breach of a duty of confidentiality owing to the Borrower.

                                   ARTICLE 12

                              WAIVER OF JURY TRIAL

     Section 12.1 WAIVER OF JURY TRIAL. THE BORROWER, FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES, THE UNRESTRICTED SUBSIDIARIES AND THE VCS SUBSIDIARY, AND EACH OF THE AGENTS AND THE LENDERS, HEREBY AGREES TO WAIVE AND HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, ANY OF ITS SUBSIDIARIES, ANY OF ITS UNRESTRICTED SUBSIDIARIES, ANY OF THE LENDERS, ANY OF THE AGENTS, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION 12.1.


                [Remainder of this Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above written.


                                      VANGUARD CELLULAR FINANCIAL CORP., a North
                                      Carolina corporation



                                      By:    /s/        Stephen L. Holcombe
                                             -----------------------------------
                                             Name:      Stephen L. Holcombe
                                             Title:     Vice President


[CORPORATE SEAL]


                                      Attest:/s/        Richard C. Rowlenson
                                             -----------------------------------
                                             Name:     Richard C. Rowlenson
                                             Title:    Assistant Secretary

                                      THE BANK OF NEW YORK, as Funding Agent,
                                      Co-Administrative Agent, Issuing Bank,
                                      Swing Line Lender and Lender



                                      By:    /s/       Gerry Granovsky
                                             -----------------------------------
                                             Gerry Granovsky
                                             Assistant Vice President

                                      THE TORONTO-DOMINION BANK, as
                                      Documentation Agent, Co-Administrative
                                      Agent and Lender



                                       By:   /s/        Neva Nesbitt
                                             -----------------------------------
                                             Neva Nesbitt
                                             Manager, Credit Administration

                                      TORONTO DOMINION (TEXAS), INC., as
                                      Collateral Agent



                                      By:    /s/        Neva Nesbitt
                                             -----------------------------------
                                             Name:      Neva Nesbitt
                                             Title:     Vice President

                                      NATIONSBANK OF TEXAS, N.A., as Syndication
                                      Agent and Lender



                                      By:    /s/        Daniel J. Robbitt
                                             -----------------------------------
                                             Name:      Daniel J. Robbitt
                                             Title:     Vice President

                                      THE BANK OF NOVA SCOTIA, as Lender



                                      By:    /s/      Vincent J. Fitzgerald, Jr.
                                             -----------------------------------
                                             Name:    Vincent J. Fitzgerald, Jr.
                                             Title:   Authorized Signatory

                                      BANKBOSTON, N.A., as a Lender



                                      By:    /s/        Kay H. Campbell
                                             -----------------------------------
                                             Name:      Kay H. Campbell
                                             Title:     Authorized Signer

                                      BANK OF TOKYO-MITSUBISHI TRUST COMPANY, as a Lender



                                      By:    /s/        Glenn B. Eckert
                                             -----------------------------------
                                             Name:      Glenn B. Eckert
                                             Title:     Vice President

                                      BANQUE PARIBAS, as a Lender



                                      By:    /s/        Lynne S. Rendell
                                             -----------------------------------
                                             Name:      Lynne S. Rendell
                                             Title:     Director



                                      By:    /s/        William B. Schrink
                                             -----------------------------------
                                             Name:      William B. Schrink
                                             Title:     Director

                                      BARCLAYS BANK PLC, as a Lender



                                      By:    /s/        James K. Downey
                                             -----------------------------------
                                             Name:      James K. Downey
                                             Title:     Director

                                      CoBANK, ACB, as a Lender



                                      By:    /s/        John P. Cole
                                             -----------------------------------
                                             Name:      John P. Cole
                                             Title:     Vice President

                                      CREDIT LYONNAIS NEW YORK BRANCH, as a
                                      Lender



                                      By:    /s/        John P. Judge
                                             -----------------------------------
                                             Name:      John P. Judge
                                             Title:     Vice President

                                      FIRST HAWAIIAN BANK, as a Lender



                                      By:    /s/        James G. Polk
                                             -----------------------------------
                                             Name:      James G. Polk
                                             Title:     Assistant Vice President

                                      THE FIRST NATIONAL BANK OF MARYLAND, as a
                                      Lender



                                      By:    /s/        Timothy A. Knabe
                                             -----------------------------------
                                             Name:      Timothy A. Knabe
                                             Title:     Vice President

                                      FLEET NATIONAL BANK, as a Lender



                                      By     /s/        Sue Anderson
                                             -----------------------------------
                                             Name:      Sue Anderson
                                             Title:     Vice President

                                      ROYAL BANK OF CANADA, as a Lender



                                      By:    /s/        Thomas M. Byrne
                                             -----------------------------------
                                             Name:      Thomas M. Byrnen
                                             Title:     Senior Vice President

                                      SOCIETE GENERAL, as a Lender



                                      By:    /s/        John Sadik-Kahan
                                             -----------------------------------
                                             Name:      John Sadik-Kahan
                                             Title:     Vice President

                                      THE SUMITOMO TRUST & BANKING CO., LTD., as a Lender



                                      By:    /s/        Suraj P. Bhatia
                                             -----------------------------------
                                             Name:      Suraj P. Bhatia
                                             Title:     Senior Vice President

                                      ABN AMRO BANK N.V., as a Lender



                                      By:    /s/        Jerold M. Sniderman
                                             -----------------------------------
                                             Name:      Jerold M. Sniderman
                                             Title:     Group Vice President



                                      By:    /s/        Larry K. Kelley
                                             -----------------------------------
                                             Name:      Larry K. Kelley
                                             Title:     Group Vice President

                                      CORESTATES BANK, N.A., as a Lender



                                      By:/s/            Charles Brinley
                                             -----------------------------------
                                             Name:      Charles Brinley
                                             Title:     Commercial Officer

                                      CIBC INC, as a Lender



                                      By:/s/            Cynthia McCahill
                                             -----------------------------------
                                             Name:      Cynthia McCahill
                                             Title:     CIBC Oppenheimer Corp,
                                                        AS AGENT

                                      BANK OF HAWAII, as a Lender



                                      By:/s/            Robert Wilson
                                             -----------------------------------
                                             Name:      Robert Wilson
                                             Title:     Vice President

                                      BANQUE NATIONALE DE PARIS, as a Lender



                                      By:/s/            Marcus C. Jones
                                             -----------------------------------
                                             Name:      Marcus C. Jones
                                             Title:     Vice President



                                      By:/s/            Pamela Lucash
                                             -----------------------------------
                                             Name:      Pamela Lucash
                                             Title:     Assistant Vice President

                                      THE LONG-TERM CREDIT BANK OF JAPAN, LTD, as a Lender



                                      By:/s/            Philip Marsden
                                             -----------------------------------
                                             Name:      Philip Marsden
                                             Title:     Senior Vice President

                                      UNION BANK OF CALIFORNIA, N.A., as a
                                      Lender



                                      By:/s/            Gabe Renga
                                             -----------------------------------
                                             Name:      Gabe Renga
                                             Title:     Senior Vice President

                DRESDNER BANK AG, NEW YORK AND GRAND
                CAYMAN BRANCHES, as a Lender


                By:    /s/        William E. Lambert        Brian Haughney
                       ---------------------------------------------------------
                       Name:      William E. Lambert        Brian Haughney
                       Title:  Assisistant Vice President  Assistant Treasurer

                                      KEY CORPORATE CAPITAL INC., as a Lender



                                      By:    /s/        Kenneth J. Keeler
                                             -----------------------------------
                                             Name:      Kenneth J. Keeler
                                             Title:     Vice President

                                      PNC BANK, NATIONAL ASSOCIATION, as a
                                      Lender



                                       By:   /s/        Karen L. Groschopp
                                             -----------------------------------
                                             Name:      Karen L. Groschopp
                                             Title:     Senior Banking Officer

                                      THE SUMITOMO BANK, LIMITED, as a Lender



                                      By:    /s/        Suresh Tata
                                             -----------------------------------
                                             Name:      Suresh Tata
                                             Title:     Senior Vice President

                                      SUNTRUST BANK, CENTRAL FLORIDA, N.A., as a
                                      Lender



                                      By:    /s/        Ronald K. Rueve
                                             -----------------------------------
                                             Name:      Ronald K. Rueve
                                             Title:     Vice President

                                      RIGGS BANK N.A., as a Lender



                                      By:/s/            Louanne Baily
                                             -----------------------------------
                                             Name:      Louanne Baily
                                             Title:     Vice President

                                      THE FUJI BANK, LIMITED, NEW YORK BRANCH, as a Lender



                                      By:/s/            Teiji Teramoto
                                             -----------------------------------
                                             Name:      Teiji Teramoto
                                             Title:     Vice President & Manager